Exhibit 4


                               FINANCING AGREEMENT
                                  BY AND AMONG
                       STERLING Commercial CAPITAL, INC.,
                  NORWOOD VENTURE CORP. and VEGA CAPITAL CORP.
                             collectively as Lender
                                       and
                   CHILDROBICS, INC., JUST KIDDIE RIDES, INC.,
                 TURNPIKE AMUSEMENT AMUSEMENT ASSOCIATES, INC.,
             GROUP COIN ASSOCIATES, INC. and TUNNELS & TUBES, INC.,
                                  as Borrowers


                             DATED: OCTOBER 3, 1996


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                                TABLE OF CONTENTS

Section and Title                                                       Pages

1.0
1.9      DEFINITIONS

2.0      LOAN TRANSACTION

         2.1      The Loan
         2.2      Interest Rate, Repayment
         2.3      Promissory Note
         2.4      Interest Limitation
         2.5      Place of Payments and Application
         2.6      Late Charge, Default Interest
         2.7      Prepayment

3.0      COLLATERAL ASSIGNMENT OF LIFE INSURANCE

4.0      WARRANT

5.0      USE OF PROCEEDS

         5.1      Purpose
         5.2      Compliance with Small Business Administration

6.0      REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         6.1      Corporate Existence
         6.2      Corporate Authority
         6.3      Subsidiaries
         6.4      Capitalization
         6.5      Childrobics Financial Statements
         6.6      JKR Financial Statements
         6.7      Borrower's Liabilities
         6.8      Litigation
         6.9      Actions Affecting Validity
         6.10     No Violations
         6.11     Taxes Paid
         6.12     Truth of Statements
         6.13     Change in Financial Condition
         6.14     Bankruptcy
         6.15     Creditors' Rights
         6.16     Defaults
         6.17     Finders' Fee
         6.18     Governmental ApprovaL
         6.19     Employee Benefit Plans
         6.20     Options, Warrants
         6.21     Hazardous Substances
         6.22     Employment Agreements
         6.23     Labor Difficulties

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         6.24     Small Business Concern
         6.25     No Relationship Between Parties
         6.26     No Discrimination

7.0      CONDITIONS PRECEDENT

         7.1      Corporate Documentation
         7.2      Corporate Resolutions
         7.3      Officers' Certificates
         7.4      Certificate of Incumbency
         7.5      Legal Opinion
         7.6      Change in Financial Condition
         7.7      Litigation
         7.8      Financial Statements
         7.9      Absence of Default
         7.10     Casualty and Liability Insurance
         7.11     The Note
         7.12     Warrant
         7.13     Collateral Assignment of Life Insurance Policies
         7.14     Other Documents and Matters

8.0      AFFIRMATIVE COVENANTS

         8.1      Payment of Loan and Other Indebtedness
         8.2      Taxes, Trade Obligations
         8.3      Conduct of Business
         8.4      Insurance
         8.5      Repairs
         8.6      Financial Statements; Security Filings
         8.7      Access to Property and Records
         8.8      ERISA Reports
         8.9      Litigation Notice
         8.10     Defense,of Litigation
         8.11     Notice of Adverse Developments
         8.12     Expenses of the Lender
         8.13     Indemnification
         8.14     The Premises
         8.15     Notice of Invitation to Attend Meetings;
                  Copies of Minutes
         8.16     Reverse Shares for Issuance
         8.17     Payment of Shareholder Notes

9.0      NEGATIVE COVENANTS

         9.1      No Dividends
         9.2      No Liens
         9.3      No Judgments
         9.4      Purchase of Assets
         9.5      Sale of Assets
         9.6      Consolidation, Merger, Acquisition
         9.7      Securities
         9.8      Sale of Stock
         9.9      Amendments to By-Laws

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         9.10     Loans to Others
         9.11     Profit Sharing, Compensation
         9.12     Employment Agreement
         9.13     Violations

10.0     EVENTS OF DEFAULT

11.0

11.6     RIGHTS OF THE LENDER

12.0     INCORPORATION BY REFERENCE, CONTRADICTORY TERMS

13.0     LENDER'S COSTS AND EXPENSES

14.0     MISCELLANEOUS

         14.1     Notices and Communications
         14.2     Closing Date
         14.3     Survival of Covenants, Representations and
                  Warranties
         14.4     No Waiver
         14.5     Paragraph Headings
         14.6     Integration
         14.7     Severability
         14.8     Counterparts
         14.9     Applicable Law, Jurisdiction
         14.10    Lender's Right to Sell or Assign the Loan
         14.11    Parties in Interest


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                               FINANCING AGREEMENT

         AGREEMENT made this 3rd day of October, 1996, by and among STERLING COMMERCIAL CAPITAL, INC., a New York corporation, having its principal place of business at 175 Great Neck Road, Great Neck, New York 11021 (hereinafter referred to as "Sterling"); NORWOOD VENTURE CORP., a New York corporation, having its principal place of business at 1430 Broadway, Suite 1607, New York, New York 10018 (hereinafter referred to as "Norwood"); VEGA CAPITAL CORP., a New York corporation, having its principal place of business at 80 Business Park Drive, Suite 201, Armonk, New York 10504 (hereinafter referred to as "Vega") (Sterling, Norwood and Vega hereinafter referred to collectively as the "Lender"); CHILDROBICS, INC., a New York corporation, having its principal place of business at 200 Smith Street, Farmingdale, New York 11735 (hereinafter referred to as "Childrobics"); JUST KIDDIE RIDES, INC.,a New York corporation having its principal place of business at 122 Dubon Court, Farmingdale, New York 11735 (hereinafter referred to as "JKR"); TURNPIKE AMUSEMENT DISTRIBUTING, INC. a New York corporation having its principal place of business at 200 Smith Street, Farmingdale, New York 11735 (hereinafter referred to as "Turnpike"); AMUSEMENT ASSOCIATES, INC., a New York corporation, having its principal place of business at 200 Smith Street, Farmingdale, New York 11735 (hereinafter referred to as "Amusement"); GROUP COIN ASSOCIATES, INC., a New York corporation, having its principal place of business at 200 Smith Street, Farmingdale, New York 11735 (hereinafter referred to as "Group Coin"); and TUNNELS & TUBES, INC., a New York corporation, having its principal place of business at 200 Smith Street, Farmingdale, New York 11735 (hereinafter "Tunnels & Tubes"), (childrobics, JKR, Turnpike, Amusement, Group Coin and Tunnels & Tubs hereinafter referred to collectively as the "Borrowers").

                              W I T N E S S E T H :

         WHEREAS, each of the Borrowers is a small business concern engaged in the business of supplying and operating coin-operated arcade games and/or children's rides; and

         WHEREAS, Turnpike, Amusement and Group Coin are each wholly owned subsidiaries of Childrobics; and

         WHEREAS, pursuant to the terms of a certain Merger Agreement, dated September 30, 1996, by and between JKR, Gerard A. Reda ("Reda"), the principal shareholder of JKR, Just Kiddie Acquisition Corp. ("JK Acquisition"), a wholly owned subsidiary of Childrobics, and Childrobics (the "Merger Agreement") simultaneously herewith JKR shall merge with and into JK Acquisition which shall survive the merger and have the name Just Kiddie Rides, Inc.; and

         WHEREAS, upon completion of the merger, the separate existence of JKR shall cease and JKR shall be merged into JK Acquisition, a wholly-owned subsidiary of Childrobics; and

         WHEREAS, in accordance with the Merger Agreement, Childrobics shall pay to the shareholders of JKR as consideration for their shares in JKR 5,000,000 shares of common stock of Childrobics and the sum of $750,000, evidenced by promissory notes payable over a term of five (5) years following the merger (the "Shareholders' Notes") and shall pay to Reda in consideration of his agreement


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not to compete with the Borrowers the sum of $250,000 (the "Non-Compete
Consideration"); and

         WHEREAS, pursuant to the terms of a certain Employment Termination and Option Termination Agreement, dated July 3, 1996, as amended (the "Termination Agreement.") by and between Childrobics and certain of its officers and directors (the "Management") simultaneously herewith the Management shall resign their respective positions in Childrobics and Childrobics shall pay to the Management an aggregate termination fee of $600,000, of which the sum of $150,000 shall be payable upon their resignation (the "Initial Termination Fee"), and the balance shall be evidenced by promissory notes payable one year after their resignation, plus the sum of $100,000 representing the outstanding balance of all loans made to Childrobics by the Management (the "Management Loan"); and

         WHEREAS, pursuant to the Termination Agreement, the Management shall each be granted ten year options to purchase in the aggregate 300,000 shares of common stock of Childrobics exercisable any time at an exercise price of $.01 per share (the "Options"); and

         WHEREAS, the Borrowers are presently indebted to trade creditors for sales tax obligations, for professional fees, payroll obligations and insurance premiums in the approximate aggregate amount of $1,100,000.00 (the "Operating Debt"); and

         WHEREAS, in order to pay the Non-Compete Consideration the Initial Termination Fee and the Management Loans due the Management under the Termination Agreement, to pay a portion of the Operating Debt, and to provide working capital for the Borrowers, the Borrowers have applied to the Lender for financing in the principal amount of $1,500,000.00; and

         WHEREAS, the Lender is willing to lend such funds to the Borrowers, subject to and upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and in consideration of other good and valuable consideration, the parties hereto agree as follows:

1.0      DEFINITIONS.

         As used in this Agreement, the terms previously defined shall have the meanings ascribed to them, and the following terms shall have the meanings set forth herein as follows:

         1.1 "Closing" and "Closing Date" shall mean the time and place of closing of the loan transaction contemplated by this Agreement as set forth in paragraph 14.2 hereof.

         1.2 "Collateral Assignment of Life Insurance" shall have the meaning set forth in paragraph 3 hereof.

         1.3 "Event of Default" shall have the meaning set forth in paragraph 10 hereof.

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         1.4 "GAAP" shall mean Generally Accepted Accounting Principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as may be approved by a significant segment of the accounting profession which are applicable to the circumstances as of the date in question.

         1.5 "Interest Rate" shall have the meaning set forth in paragraph 2.2 hereof.

         1.6 "Lien" shall mean any lien, mortgage, security interest, pledge, charge or other encumbrance of any nature whatsoever, including, without limitation, the rights of a seller or similar party under any purchase money mortgage or title retention agreement or other encumbrance whether arising by contract or under applicable law.

         1.7 "Notes" shall have the meaning set forth in paragraph 2.3 hereof.

         1.8 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or trust, unincorporated organization or government or any agency or political subdivision thereof.

         1.9 "Warrant" shall have the meaning set forth in paragraph 4 hereof.

2.0      LOAN TRANSACTION

         2.1 The Loan. Subject to and upon the terms and conditions of this Agreement, on the Closing Date the Lender shall loan to the Borrowers, and the Borrowers shall borrow from the Lender, the principal sum of One Million Five Hundred Thousand and 00/100 ($1,500,000.00) Dollars (the "Loan").

         2.2 Interest Rate, Repayment. The Loan shall be repaid by the Borrowers, together with interest on the outstanding principal balance at the rate of twelve (12%) percent per annum, computed on the basis of the actual number of days elapsed in a year of 360 days (the "Interest Rate") as follows:

                  (a) a first installment of interest only on the principal sum of $1,500,000.00 for the period from the Closing Date through and including October 31, 1996, payable on the Closing Date.

                  (b) then twenty-four (24) monthly installments of interest only on the outstanding principal balance of the Loan, commencing December 1, 1996, and payable on the 1st day of each succeeding month thereafter to and including November 1, 1998;

                  (c) then thirty-five (35) equal consecutive monthly installments of principal and interest in the amount of $49,821.46 each, commencing December 1, 1998 and payable on the first day of each month thereafter to and including October 1, 2001; and

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                  (d) a final sixtieth (60th) installment in the principal
amount of $49,821.46, or such other amount as shall comprise the entire outstanding principal balance of the Loan, together with accrued interest thereon, payable on November 1, 2001.

         2.3 Promissory Notes. To evidence the Borrowers' obligations to repay the Loan, it shall issue, execute and deliver to the Lender on the Closing Date three (3) promissory notes in the aggregate principal amount of $1,500,000.00 in the form annexed hereto, made a part hereof and marked Exhibit 2.3 evidencing in the aggregate the payments set forth in paragraph 2.2 hereof concurrently payable to Sterling, Norwood and Vega, respectively (the "Notes").

         2.4 Interest Limitation. Notwithstanding any provision in this Agreement or the Notes to the contrary, in no event shall the applicable interest rate exceed that permitted by the laws or governmental regulations applicable to the Lender that limit rates of interest that may be charged or collected by the Lender. If any payment hereunder or under the Notes shall be found to constitute a payment of interest in excess of that permitted under the laws or governmental regulations applicable to the Lender that limit rates of interest that may be charged or collected by the Lender, then the amount of such excess payment shall be deemed applied in reduction of outstanding principal and the remaining balance, if any, shall be refunded to the Borrowers.

         2.5      Place of Payments and Application.

                  (a) All installments of principal and interest, and late charges, if any, shall be made by the Borrowers to Sterling, Norwood and Vega, respectively, at the addresses set forth in the Notes, or at such other location as Sterling, Norwood or Vega, as the case may be, may instruct.

                  (b) All payments received hereunder or under the Notes, whether in the ordinary course, prepayment or otherwise, shall be applied first to late charges and expenses for which the Borrowers is obligated to reimburse the Lender hereunder, then to interest accrued and unpaid through the date of such payment, and finally to outstanding principal.

         2.6      Late Charge; Default Interest.

                  (a) The Borrowers agree that if any payment due hereunder is not paid within ten (10) days of the date due, the Borrowers shall pay the Lender a late charge, to reimburse the Lender for administrative costs and expenses and not as a penalty, in the amount of $300.00. The Borrowers further agree that in the event any check given by the Borrowers to the Lender is dishonored, the Borrowers shall pay to the Lender, in addition to the aforesaid late charge, an administrative fee of $25.00.

                  (b) The Borrowers further agree that if any payment due hereunder is not paid within ten (10) days of its due date, such unpaid amounts shall bear interest commencing on the date following the applicable due date at the Interest Rate plus seven (7%) percent per annum, or the maximum rate permitted by applicable laws and governmental regulations, whichever is less (the "Default Rate"), until paid to the Lender.

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                  (b) In the event of a default hereunder as a result of
non-payment or any other reason, and the Lender elects to accelerate the principal indebtedness of the Loan, the entire outstanding principal balance thereof shall bear interest from the date of acceleration until paid in full at the Default Rate.

         2.7      Prepayment.

                  (a) The Borrowers shall have the right to prepay the Loan, in whole or in part, at any time with interest to the date of prepayment, upon not less than ten (10) days prior written notice to the Lender, provided, however, that: (i) any partial prepayments shall be applied proportionately to each of the Notes in inverse order of maturity to the installments payable under the Notes; (ii) the Borrowers shall pay any and all outstanding late charges; and
(iii) the Borrowers shall pay a prepayment charge (the "Prepayment Charge") equal to a percentage of the principal amount being prepaid, as follows:


                                                         Prepayment Charge
                                                         as Percentage of
If Prepaid:                                              Principal Prepaid

Prior to the third anniversary
of the Closing Date                                              3%

On or after the third anniversary
but prior to the fourth anniversary
of the Closing Date                                              2%

On or after the fourth anniversary
but prior to the fifth anniversary
of the Closing Date                                              1%

                  (b) Notwithstanding the foregoing to the contrary, in the event that (i) a minimum of 1,500,000 shares of common stock of Childrobics held by the Lender by virtue of the exercise in whole or in part of the Warrant have been duly registered for sale to the public with the Securities and Exchange Commission and all other applicable agencies of the federal government of the United States and the State of New York or any other state having jurisdiction thereover and (ii) the proceeds of a secondary public offering of shares of common stock or other securities of Childrobics are utilized by Childrobics for the prepayment of the Loan in full, the Prepayment Charge otherwise payable hereunder shall be waived.

3.0      COLLATERAL ASSIGNMENT OF LIFE INSURANCE POLICIES.

         On the Closing, the Borrowers shall deliver to the Lender a policy or policies of life insurance, duly issued by life insurance companies licensed to do business in the State of New York and acceptable to the Lender, covering the life of Reda in the minimum aggregate face amount of $1,500,000, naming the Lender as assignee (the "Life Insurance Policies"), together with a duly executed collateral assignment ("Collateral Assignment of Life Insurance"),

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assigning to the Lender the right to receive the full death benefits of the Life
Insurance Policies. The Borrowers agree that:

                  (a) so long as any part of the Loan is outstanding, they will timely pay at their own cost and expense when due the premiums on said policies, and their failure to do so prior to the expiration of any applicable grace period provided for in said insurance policies shall constitute an event of default hereunder; and

                  (b) in the event that Reda shall die prior to the repayment in full of the Loan, the Lender is hereby empowered and authorized to collect the assigned proceeds of the Life Insurance Policies and retain from such proceeds an amount equal to the then outstanding principal balance of the Loan and accrued interest thereon to be applied toward the prepayment of the outstanding principal balance of the Loan, and accrued interest thereon, and retain from said proceeds an additional amount equal to the Prepayment Charge on the principal amount prepaid from said proceeds and any costs and expenses incurred by the Lender in connection therewith, and in the event there is any excess proceeds after such prepayment, such excess shall be paid to the Borrowers or their designee. In such event, the Prepayment Charge shall be waived by the Lender.

4.0      WARRANT.

         At the Closing Childrobics shall execute and deliver to the Lender, for a purchase price of Ten ($10.00) Dollars, a warrant (the "Warrant") in the form annexed hereto, made a part hereof and marked Exhibit 4, representing the right to purchase 5,000,000 shares of common stock Childrobics on a fully-diluted basis (the "Warrant Shares") at any time on or before September 30, 2003 at an aggregate exercise price of $100.00.

5.0      USE OF PROCEEDS.

         5.1 Purpose. The proceeds of the Loan shall be used by the Borrowers solely for paying the Non-Compete Consideration, the Initial Termination Fee, the Management Loans, a portion of the Operating Debt, the finder's fees set forth in Exhibit 6.17 hereof, closing costs, and for working capital, all in accordance with Exhibit 5.1 annexed hereto, and for no other purposes.

         5.2 Compliance with Small Business Administration.

                  (a) The Borrowers acknowledge that the Lender is a federally licensed small business investment company and is subject to the regulations promulgated by the U.S. Small Business Administration relating to the small business investment company program (the "Regulations"). The Regulations prohibit certain uses of proceeds of loans made by small business investment companies, as follows: (i) personal use of loan proceeds by shareholders, officers, and employees of the Borrowers; (ii) any relending or reinvestment of loan proceeds, if the Borrowers' primary business activity involves, directly or indirectly, providing funds to others; the purchasing of debt obligations; factoring; or long-term leasing of equipment with no provision for maintenance or repair; (iii) purchasing any stock in or providing capital to any small business investment company; (iv) making any real estate purchases if the

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Borrowers are classified under Major Group 65 of the Standard Industrial
Classification Manual, unless such transaction would otherwise be exempt by virtue of Section 720(c) of the Regulations; (v) any use of proceeds that is contrary to the public interest, including, but not limited to, activities which are in violation of law, or inconsistent with free competitive enterprise; or
(vi) foreign investment and use outside the United States, except as permitted under Section 720(g) of the Regulations.

                  (b) The Borrowers, therefore, jointly and severally, covenant and agree that no portion of the Loan proceeds shall be used for any of the foregoing prohibited purposes or for any purpose not expressly permitted in paragraph 5.1 above, and that any prohibited use of any portion of the Loan proceeds shall constitute a material breach of this Agreement and shall, notwithstanding any other provision hereof to the contrary, at the option of the Lender all amounts owing hereunder and under the Notes shall become immediately due and payable upon written notice to the Borrowers.

                  (c) The Borrowers further jointly and severally covenant and agree to execute, acknowledge and deliver to the Lender within ninety (90) days from the Closing Date such additional documentation and proof as shall be reasonably required by the Lender to evidence and establish to the reasonable satisfaction of the Lender that the Loan proceeds were used solely and exclusively for the purposes set forth in paragraph 5.1 hereof. The failure of the Borrower to fully comply with this provision shall constitute an Event of Default under this Agreement.

6.0      REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.

         The Borrowers, jointly and severally, represent, warrant and agree as follows:

         6.1      Corporate Existence.

                  (a) Childrobics is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;

                  (b) JK Acquisition is and shall be upon completion of the merger in accordance with the Merger Agreement, a corporation, duly organized, validly existing and in good standing under the laws of the State of New York, having the name Just Kiddie Rides, Inc.;

                  (c) JKR is immediately prior to its merger into JK Acquisition, a corporation, duly organized, validly existing and in good standing under the laws of the State of New York;

                  (d) Amusement is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;

                  (e) Group Coin is a corporation duly organized validly existing and in good standing under the laws of the State of New York;

                  (f) Turnpike is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;

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                  (g) Tunnels & Tubes is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

         6.2 Corporate Authority. The Borrowers are each duly authorized and empowered to execute and deliver this Agreement, the Notes, the Warrant and all documents required of the Borrowers hereunder, to the Lender. All corporate action on each of the Borrowers' part required for the due creation, issuance, execution and delivery of this Agreement, the Notes, the Warrant, and all other documents required hereunder have been duly and effectively taken. This Agreement is, and the Notes and all other required documents when executed and delivered in connection herewith, will be, legal, binding, valid and enforceable obligations of the Borrowers. The Borrowers each have the corporate power to own their properties and to carry on their respective businesses and are qualified and in good standing in each jurisdiction in which the character of the properties owned by them therein or in which the transaction of their respective business makes such qualification necessary.

         6.3 Subsidiaries. JK Acquisition, Amusement, Group Coin, Turnpike and Tunnels & Tubes are each wholly-owned subsidiaries of Childrobics and upon completion of the merger in accordance with the Merger Agreement, JKR shall be a wholly-owned subsidiary of Childrobics.

         6.4 Capitalization.

                  (a) The authorized capitalization of Childrobics is 25,000,000 shares of common stock, $.01 par value per share, of which 5,355,000 shares are issued and outstanding.

                  (b) The authorized capitalization of JKR is 200 shares, having no par value, of which 200 shares are issued and outstanding and are held by Childrobics.

                  (c) The authorized capitalization of Turnpike is 200 shares, having no par value, of which 1 share is issued and outstanding and are held by Childrobics.

                  (d) The authorized capitalization of Amusement is 200 shares, having no par value, of which 1 share is issued and outstanding and are held by Childrobics.

                  (e) The authorized capitalization of Group Coin is 200 shares, having no par value, of which 1 share is issued and outstanding and are held by Childrobics.

                  (f) The authorized capitalization of Tunnels & Tubes, Inc. is 200 shares, having no par value, of which 1 share is issued and outstanding and are held by Childrobics.

         6.5 Childrobics Financial Statements. Annexed hereto as Exhibit 6.5 are true and complete copies of the internally generated unaudited consolidated balance sheets, statements of income and retained earnings or losses and statements of changes in financial position of Childrobics, Turnpike, Amusement, Group Coin and Tunnels & Tubes for the twelve (12) month period ended June 30,

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1996 (the "Childrobics Financial Statements"). The Childrobics Financial
Statements have been prepared in accordance with GAAP, and to the best knowledge of Childrobics, are true and accurate in all respects and fairly represent the consolidated financial condition of Childrobics and its subsidiaries as at the date and for the periods to which they apply.

         6.6 JKR Financial Statements. Annexed hereto as Exhibit 6.6 are true and complete copies of the reviewed balance sheet, statement of income and retained earnings or losses and statements of changes in financial position of JKR for the twelve (12) month period ended September 30, 1995, prepared by Ernst & Young LLP, the independent certified public accountant regularly employed by JKR (the "JKR Financial Statements"). The JKR Financial Statements have been prepared in accordance with GAAP and to the best knowledge of JKR, are true and accurate in all respects and fairly represent the financial condition of JKR as at the date and for the periods to which they apply.

         6.7 Borrowers' Liabilities. As at the Closing, except as set forth in
Exhibit 6.7 hereof, other than the Loan, the Borrowers have no material obligations or liabilities (contingent or otherwise) which were not fully reflected in the aforesaid financial statements of Childrobics and JKR, respectively, including without limitation, any tax liability (a) incurred in respect of or measured by the income of Childrobics and/or JKR for any period prior to the Closing or (b) arising out of the merger in accordance with the Merger Agreement or any state of facts existing prior thereto.

         6.8 Litigation. Except as set forth in Exhibit 6.8 hereof, there are no actions, suits, proceedings or arbitrations pending or threatened against or affecting the Borrowers or their respective officers or directors in law or in equity by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any Person, which involve or involves the possibility of any judgment or liability which may result in any material adverse change in the business, properties or assets or in the present or proposed operation or condition, financial or otherwise of the Borrowers, nor does there exist any ground for any such action, suit or proceeding.

         6.9 Actions Affecting Validity. There are no claims, actions, suits or proceedings pending or threatened which would raise any questions as to the validity of any provision of this Agreement, or of any action to be taken by the Borrowers in connection with this Agreement.

         6.10 No Violations. The Borrowers have complied with all federal, state, municipal or other laws, ordinances and regulations applicable to them and their respective businesses in all material respects, including, without limitation, all securities laws and regulations. The execution of this Agreement and the other documents required hereunder and compliance with the provisions thereof will not violate any provisions of any applicable law or regulation of any governmental body having jurisdiction, or of the Certificate of Incorporation or By-Laws of the Borrowers and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default in any loan agreement, mortgage, security agreement, promissory note or other instruments or agreements to which the Borrowers are a party, nor cause the acceleration of any obligation whatsoever, except where such conflict or breach will not have a materially adverse effect on the Borrowers.

         6.11 Taxes Paid. Except as set forth in Exhibit 6.11 hereof, each of the Borrowers has filed all tax returns which are required to be filed and have paid or made provisions for the payment of all taxes which may become due pursuant to said returns or pursuant to any bill or assessment received by them. No tax liability has been asserted by the Internal Revenue Service or other taxing agency, federal, state, municipal or foreign, for taxes in excess of those already provided for, and the Borrowers do not know of any basis for any such deficiency assessment.

         6.12 Truth of Statements. Neither this Agreement nor the certificates, statements or exhibits attached hereto or provided to the Lender by the Borrowers in connection with the transaction contemplated hereby, contain any untrue statements or omit to state any material fact necessary in order to make the statements contained therein not misleading. There is no fact within the special knowledge of the Borrowers which materially adversely affects or in the future may (so far as the Borrowers may now foresee) materially adversely affect the business, properties, assets or conditions, financial or otherwise, of the Borrowers which has not been set forth herein, or in a certificate, statement or exhibit furnished to the Lender by the Borrowers.

         6.13 Change in Financial Condition. Except as set forth in Exhibit 6.13 hereof, since the date of the Financial Statements referred to in paragraphs 6.5 and 6.6 hereof, there have not been: (a) any material changes in the respective financial conditions, assets, liabilities and obligations (contingent or otherwise), business or properties of Childrobics and JKR, other than changes in the ordinary course of business, none of which have been materially adverse; (b) any material liability or obligations (contingent or otherwise) incurred by Childrobics and JKR other than current liabilities incurred in the ordinary course of business, none of which have been materially adverse, nor have any assets of Childrobics or JKR been subjected to any Lien of any kind, except as would be permitted under this Agreement, nor has any debt or claim of Childrobics or JKR been cancelled or right of substantial value waived; (c) any declaration or payment of any dividend or other distribution in respect of the capital stock of Childrobics and JKR or any direct or indirect redemption or acquisition of such stock or loans to stockholders of Childrobics and JKR, except as contemplated by the Merger Agreement; (d) any increases in, or commitments made or outstanding for the increase of, salaries, fees or other forms of compensation, direct or indirect, to any of the officers, directors or stockholders of Childrobics or JKR or to any members of their respective families which shall be binding on the Borrowers. except pursuant to a certain employment agreement between Childrobics and Reda (the "Employment Agreement") entered into in connection with the Merger Agreement; (e) any bonuses paid or incurred by Childrobics or JKR and no commitments made or outstanding for any such bonuses to any of the Borrowers' officers, directors or stockholders or any members of their respective families; (f) any purchases or other acquisition, or any direct or indirect redemption by Childrobics or JKR or any issuance by it of its common shares or any authorization or effectuation of any split-up, merger or recapitalization of it or any commitment therefor, except as contemplated by the Merger Agreement; (g) any capital expenditures and any commitments for capital expenditures by Childrobics or JKR in excess of an aggregate of $50,000; (h) any other material transactions by Childrobics or JKR, except in the ordinary course of business.

         6.14 Bankruptcy. The Borrowers have never been in bankruptcy or made an assignment for the benefit of creditors, nor have they ever been a party in any other proceedings, reorganization or otherwise arising out of its or their inability to pay debts and meet obligations within the last three (3) years.

         6.15 Creditors' Rights. The respective rights of the creditors of the Borrowers are not improperly or illegally impaired or infringed upon by this Agreement, by any of the documents to be delivered pursuant hereto, by any performance required hereunder, or by the Merger Agreement.

         6.16 Defaults. There exists as of the date hereof no condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default under this Agreement.

         6.17 Finders' Fee. Except as set forth in Exhibit 6.17 hereof, the Borrowers have not dealt with any person who is entitled to receive a finder's fee or broker's fee, commission or other consideration in connection with or arising out of the Loan or any other transaction contemplated by this Agreement.

         6.18 Governmental Approval. No action, consent or approval of, or registration or filing with, or any other action by any government agency, bureau, commission or court, whether of the United States or any foreign country, including, without limitation, the Securities and Exchange Commission, is necessary or required in connection with the execution, delivery and performance of this Agreement and all other documents executed and delivered in connection herewith by the Borrowers.

         6.19 Employee Benefit Plans. The Borrowers are in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder. No reportable event (as defined in ERISA) has occurred with respect to any Plan administered by the Borrowers or any administrator designated by the Borrowers.

         6.20 Options, Warrants. Except as set forth in Exhibit 6.20 hereof, other than the warrant and the Options issued pursuant to the Termination Agreement, Childrobics has not granted or issued any options, warrants, subscription rights, conversion rights or any other rights to acquire any shares of its capital stock of any class or series.

         6.21 Hazardous Substances. The Borrowers are not parties to, or the subject of, any proceeding, suit, investigation, judgment or decree relating to environmental laws or regulations or to laws or regulations dealing with the storage, discharge or clean up of any "Hazardous Substances" (as hereinafter defined), and each of the Borrowers have complied in all material respects with all such laws and regulations; and to the best of their respective knowledge there has been no storage or discharge of any hazardous waste or substance upon the Borrowers' premises. As used herein, "Hazardous Substances" shall mean any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any federal, state or local environmental statute, regulation or ordinance presently in effect or hereafter promulgated, as such statutes, regulations and ordinances may be amended from time to time.

         6.22 Employment Agreements. Other than the Employment Agreement, a copy of which is annexed hereto as Exhibit 6.22, together with a description of the consulting agreements between Childrobics and Conrad Gunther and Douglas Fox both dated as of October 1, 1996, Childrobics is not a party to any employment or consulting agreements with any present, future or former employees, which in any way obligate the Borrowers to employ or compensate any Person, and the Borrowers are not obligated to pay any compensation or bonuses or provide any employee benefits to Reda, except as provided in the Employment Agreement.

         6.23 Labor Difficulties. (a) None of the Borrowers is engaged in any unfair labor practice and the each Borrower is in compliance in all material respects with all applicable-federal, state and local laws, regulations, rules, orders or other requirements respecting employment practices, terms and conditions of employment and wages and hours, (b) there is no pending or threatened unfair labor practice complaint against any of the Borrowers before the Labor Relations Board, (c) there is no strike; labor dispute, slow-down or stoppage actually pending or threatened any of the Borrowers (d) no union representation question exists respecting the employees, or any group of employees, of the Borrowers, (e) no grievance which might have an adverse effect on the Borrowers or the conduct of its business, nor any arbitration proceeding out of or under collective bargaining agreements is pending, and no claims therefor exist, (f) no collective bargaining agreement which is binding on the Borrowers, if any, restricts the Borrower from relocating or closing any office, warehouse or any other facility being used by the Borrowers, (g) no collective bargaining agreement which is binding on any of the Borrowers requires the accretion of any other location to the bargaining unit covered by such collective bargaining agreements, (h) none of the Borrowers have within the past twelve (12) months experienced any material work stoppage or other material labor difficulty at any office, location, warehouse or other facility, and (i) there are no claims, complaints or charges against any of the Borrowers pending before any state or federal agency concerning employment penalties, including without limitation, employment discrimination, retaliatory discharge and wage and hour claims.

         6.24 Small Business Concern. Each of the Borrowers qualifies as a "small business concern" as that term is defined in the Small Business Investment Act of 1958, as amended, and in the regulations of the Small Business Administration promulgated thereunder.

         6.25 No Relationship Between Parties. None of the Borrowers are owners of any shares of capital stock of the Lender or any participating lender, and no officer, director or shareholder of the Borrowers, or any close relatives of an officer, director or shareholder of the Borrowers is an officer or director of the Lender or any participating lender or owns any shares of their capital stock.

         6.26 No Discrimination. The Borrowers do not in any manner or form discriminate, foster discrimination or permit discrimination against any Person belonging to any minority race or believing in any minority creed or religion.

7.0      CONDITIONS PRECEDENT.

         The Closing of the Loan shall be subject to the prior or simultaneous occurrence of the following conditions:

         7.1 Corporate Documentation.

                  (a) The Lender shall have received from the Borrowers all documents reasonably requested by the Lender relating to the their existence and good standing in each of the jurisdictions in which they are incorporated or qualified to do business.

                  (b) The Lender shall have received a duly executed Certificate of Merger in accordance with the Merger Agreement, together with an original Filing Receipt issued by the Secretary of State of the State of New York evidencing the filing and effective date of the Certificate of Merger, or a certified copy of the Certificate of Merger, together with the stamp of the Secretary of State evidencing its filing.

         7.2 Corporate Resolutions. The Lender shall have received the resolutions of the boards of directors of each of the Borrowers, certified by their respective secretaries, in form and substance satisfactory to the Lender and its counsel, approving in all respects the transaction contemplated by the Merger Agreement, as relates to JKR and Childrobics, and resolutions of the board of directors of each of the Borrowers certified by its respective secretary approving in all respects the Loan contemplated by this Agreement and authorizing the appropriate officers of the Borrowers to issue, execute and deliver the Notes, the Warrant, and any and all other documents required or contemplated by this Agreement or deemed to be reasonably necessary by the Lender or its counsel.

         7.3 Officers' Certificates. The Lender shall have received a certificate or certificates of the President and Secretary of each of the Borrowers, dated the Closing Date, to the effect that:

                  (a) The representations and warranties of the Borrowers are true and correct in all material respects at and as of the Closing Date, except as disclosed to the Lender in writing, and as to such exceptions, the Lender shall have consented thereto in writing; and

                  (b) The Borrowers have performed all agreements and conditions herein contained to be performed prior to the Closing Date, except as disclosed to the Lender in writing, and as to such exceptions, the Lender shall have consented thereto in writing; and

                  (c) The Borrowers have not incurred any material liabilities, direct or contingent, except as otherwise referred to herein.

         7.4 Certificate of Incumbency. The Lender shall have received a certificate of incumbency from each of the Borrowers for its officers in a form and substance satisfactory to the Lender and its counsel.

         7.5 Legal Opinion. The Lender shall have received the opinion of counsel to the Borrowers, which shall be reasonably satisfactory in form, scope and substance to the Lender and its counsel as to the Borrowers' legal existence and good standing in the state of their incorporation and each state in which they are qualified to do business, the description of all authorized, issued and unissued shares of capital stock of all classes and series of the Borrower and any warrants or options for the purchase of the Borrowers' shares, the taking of all necessary and proper corporate and other action by the Borrowers to authorize the entry into and the performance of the loan transaction, the due execution and delivery by, and legality, validity and enforceability against the Borrowers of all documents relating to the Loan, including, without limitation, this Agreement, the Notes, and the Warrant, and such other matters as the Lender or its counsel may reasonably request.

         7.6 Change in Financial Condition. No material adverse change shall have occurred in or effecting the financial condition, business operations of the Borrowers.

         7.7 Litigation. No litigation, arbitration or other proceedings against the Borrowers which the Lender deems material to the Loan relating to the business or the financial condition or otherwise of the Borrowers shall be pending or threatened.

         7.8 Financial Statements. The Lender shall have received the Financial Statements of Childrobics and JKR.

         7.9 Absence of Default. No Event of Default or event which with the giving of notice or lapse of time or both would become an Event of Default under this Agreement shall have occurred and be continuing.

         7.10 Casualty and Liability Insurance. The Lender shall have received policies of all risk, fire and casualty insurance for the assets of the Borrowers in amounts and with coverages written by companies reasonably satisfactory to the Lender. The insurance policies shall include: agreed amount and 100% replacement cost endorsements in excess of any self-insured amounts; all-risk coverage equal to the full insurable value of the assets of the Borrowers in excess of any self-insured amounts; public liability coverage in an amount acceptable to the Lender; and flood hazard coverage satisfactory to Lender, if any of the Borrowers' property is located in a Federal Flood Hazard Zone.

         7.11 The Notes. The Borrowers shall have issued, executed and delivered the Notes to Sterling, Norwood and Vega, respectively.

         7.12 Warrant. Childrobics have executed and delivered to the Lender the Warrant.

         7.13 Collateral Assignment of Life Insurance Policies. The Borrowers shall have delivered to the Lender the Collateral Assignment of Life Insurance.

         7.14 Other Documents and Matters. The Borrowers shall have executed and delivered to the Lender all documents reasonably required by the Lender for the U.S. Small Business Administration, and all other instruments and documents which form a part of the Loan or are required pursuant to this Agreement. All legal matters incident to the Loan transaction contemplated by this Agreement shall be reasonably satisfactory to Lawrence and Walsh, P.C., counsel to the Lender.

8.0      AFFIRMATIVE COVENANTS.

         The Borrowers, jointly and severally, covenant and agree that:

         8.1 Payment of Loan. The Borrowers will duly and timely pay the principal and interest due under the Notes on the dates and in the manner provided in this Agreement and in the Notes.

         8.2 Taxes, Trade Obligations. The Borrowers will in the normal course of business in a timely manner pay and discharge all taxes, assessments, governmental charges and levies imposed upon it, upon its real and personal property, and upon its incomes and profits; pay when due all lawful claims for liabilities, which, if unpaid, would by law be or become a Lien upon the property of the Borrowers or lead to the suspension of the business of the Borrowers, and all claims for amounts due for merchandise, labor, materials or supplies; provided, however, that nothing herein shall require the Borrowers to make any such payment or compliance so long as it, after written notice to the Lender, in good faith and by appropriate proceedings diligently conducts or contests its obligation so to do and such reserve as shall be required by GAAP shall have been made therefor, and if such contest will not result in the forfeiture or loss of any property of the Borrowers; provided further, that the Borrowers will pay any such tax, assessment, charge, levy or claim forthwith upon commencement of any proceedings to foreclose any Lien with respect thereto on any of its property, unless the same is contested in the manner set forth herein or is bonded in a manner reasonably satisfactory to the Lender.

         8.3 Conduct of Business. The business of the Borrowers will be continuously carried on and conducted in substantially the same general character and line of business in which it is presently engaged, and no license, lease, permit or patent or other authorization, pursuant to which the business of the Borrowers operates will be allowed to lapse or be forfeited so long as the same shall be necessary for the carrying out of such business.

         8.4 Insurance.

                  (a) Except to the extent that any item of the Borrower's equipment is self-insured up to a maximum amount of $100,000 per item, the Borrowers will keep their properties, their respective buildings, plants, warehouses, equipment, machinery, materials, supplies, merchandise, inventories, fixtures, trucks and other vehicles, leasehold improvements and other tangible property of insurable character insured by reputable companies against loss or damage by fire and explosion and other causes ordinarily included within the term "extended coverage" in amounts sufficient to prevent the Borrower from becoming the co-insurer within the terms of the insurance policies covering such risks, and in any event in amounts not less than one-hundred (100%) percent replacement value of the property insured as established periodically by standard insurance appraisals. The Borrowers will also maintain insurance in reputable insurance companies and in amounts satisfactory to the Lender against loss or damage from all other hazards and risks commonly insured against by companies engaged in the same or similar business or similarly situated.

                  (b) A schedule of all insurance of the Borrowers, is set forth in Exhibit 8.4 hereof.

         8.5 Repairs. The Borrowers will keep their business property in good repair, working order and condition, and from time to time will make all needed and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, required for the normal conduct of its business in accordance with prudent business management, to the extent that it is not precluded from so doing because of any law or regulations of governmental authority or any other reason beyond their control.

         8.6 Financial Statements; Security Filings. The Borrowers will:

                  (a) Deliver to the Lender an unaudited consolidating (including all subsidiaries) quarterly balance sheet and profit and loss statement of Childrobics on or before forty five (45) days after the end of each month, for the previous quarter, and audited consolidating year-end balance sheet, statement of profit and loss and statement of changes in financial position for Childrobics within ninety (90) days after the last day of each fiscal year for the fiscal year then ended, each prepared in reasonable detail in accordance with GAAP consistently applied in reasonable detail by a reputable firm of independent certified public accountants, acceptable to the Lender in the exercise of its reasonable discretion.

                  (b) Deliver to the Lender promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement as it may reasonably request from time to time.

                  (c) Deliver to the Lender at the same time it delivers the financial statements required under the provisions of Subdivision (a) hereof, a certificate signed by the President of each of the Borrowers, to the effect that no "Event of Default" hereunder or under any other agreement to which the Borrowers are parties or by which they are bound, has occurred and specifying in reasonable detail the exceptions, if any, to such statement.

                  (d) Deliver to the Lender a certificate of the independent certified public accountants employed by Childrobics stating that during the course of their audit of the operations of the Borrowers and their financial condition as at the end of the fiscal year, nothing has come to their attention which would indicate that there was any violation of the covenants of the Borrowers contained in this Agreement.

                  (e) Promptly upon receipt thereof, deliver to the Lender copies of all other reports, submitted to the Borrowers by its independent accountants in connection with any annual or interim audit of the books of the Borrowers made by such accountants.

                  (f) Deliver to the Lender copies of all annual reports
(Form 10K) and quarterly reports (Form 10Q) and current reports (Form 8K) required to be filed by Childrobics with the Securities and Exchange Commission pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 within fifteen (15) days of the date such reports are required to be filed.

         8.7 Access to Property and Records. The Borrowers will maintain financial records in accordance with GAAP, and permit representatives of the Lender to have reasonable access to such financial records and the premises and property of the Borrowers at reasonable times and as often as the Lender may reasonably request, and to make such excerpts from such records as such representatives deem necessary, so long as the business operations of the Borrowers are not materially disrupted.

         8.8 ERISA Reports. The Borrowers will comply in all material respects with the provisions of ERISA and the regulations and published interpretations thereunder and furnish to the Lender as soon as possible and in any event within 30 days after any officer of the Borrowers knows that any "Reportable Event" as defined in ERISA with respect to any Plan has occurred, a statement of the chief financial officer of the Borrowers setting forth details as to such Reportable Event and the action which the Borrowers propose to take with respect thereto.

         8.9 Litigation Notice. Each of the Borrowers will promptly, within forty eight (48) hours of it obtaining knowledge thereof, give the Lender written notice of any action, suit, proceeding or arbitration at law or in equity or by or before any governmental instrumentality or other agency commenced against it or against any person, which, if determined adversely, could be expected to materially impair the right to carry on its business substantially as now conducted or would materially and adversely affect its business, operations, properties, assets or condition, financial or otherwise, and shall include with such notice a copy of the summons and complaint or other pleadings served upon or coming into possession of the Borrower, or in the event no pleadings are available, a detailed written description of the action or proceeding.

         8.10 Defense of Litigation. The Borrowers shall diligently defend any action and proceeding for which they have or are required to give notice to the Lender pursuant to paragraph 8.9 hereof.

         8.11 Notice of Adverse Developments. Each of the Borrowers will promptly and in any event within fifteen (15) days after the knowledge thereof by its officer notify the Lender in writing of any information coming to its attention which indicates that any financial statements which are the subject of any representations contained in this Agreement, or which are furnished to the Lender pursuant to this Agreement, fail to a material extent to present fairly the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

         8.12 Expenses of the Lender. The Borrowers shall pay, or reimburse the Lender at the Closing for, all reasonable legal fees, expenses and disbursements of Lawrence and Walsh, P.C., counsel to the Lender, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and other instruments and documents required hereunder, including without limitation, expenses for searches, recording and filing fees and taxes, photocopying, postage, messenger and delivery services, telephone, telecopy and other usual disbursement charges.

         8.13 Indemnification. The Borrowers agree to indemnify and hold the Lender and its officers, directors, employees, agents and participating lenders harmless from and against all actions, suits, proceedings, investigations (administrative or judicial and whether or not the Lender is named as a party), claims, groundless or otherwise, losses, liabilities and expenses (including, without limitation, counsel fees) arising out of or relating to the Loan or any transaction referred to in this Agreement, whether or not the transactions contemplated hereunder are consummated, including, without limitation, any claims of brokers or finders for any commission or fee in connection with the Loan, except that this indemnification shall not apply to any liability incurred by the Lender to the Borrowers, or incurred to any Person as a result of the breach of this Agreement, the breach of any fiduciary duty, the failure to act in good faith or the gross negligence or willful misconduct of the Lender, its officers, directors, employees, agents and participating lenders.

         8.14 Further Assurance. The Borrowers will, whenever and as often as they shall be requested to do so by the Lender, execute, acknowledge and deliver, or cause to be executed, acknowledged an delivered, any and all further instruments that may be necessary and expedient in order to consummate the transaction contemplated by this Agreement and do any and all further acts and things that may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

         8.15 Notice of Invitation to Attend Meetings; Copies of Minutes. Childrobics shall deliver to the Lender notice of, and an invitation to attend or send a representative to attend, each meeting of its shareholders, its Board of Directors, and its Executive and Finance Committees, if any, at least five
(5) business days (less notice in the event of emergency) prior to each such meeting. Each such notice shall set forth the nature of the business to be brought before the meeting. Childrobics will also deliver by mail to the Lender, on a confidential basis, copies of all notices and agendas of such meetings, minutes thereof, all documents relating thereto, and all material prepared for directors (financial reports, surveys and the like) immediately after the preparation thereof, as well as notices of all shareholders meetings and, if the Lender requests, minutes of such meetings. Childrobics will reimburse the Lender for its expenses incurred in attending any such meetings in the event any such meetings are held outside the New York metropolitan area. Childrobics agrees that it will hold at least four meetings of its Board of Directors during each fiscal year at approximately three month intervals.

         8.16 Reserve Shares for Issuance. Childrobics shall at all times take such action as may be necessary to reserve and keep available, during the time that the Warrant is outstanding, such portion of its authorized shares of common stock, free from preemptive rights, as shall be required for issuance and delivery of the Warrant Shares upon the exercise of the Warrant.

         8.17 Payment of Shareholder Notes. The repayment of the Loan and the payment of the Shareholder Notes shall be of equal priority and shall both be paid by the Borrowers on a pari passu basis.

9.0      NEGATIVE COVENANTS.

         The Borrowers, jointly and severally, covenant and agree that:

         9.1 No Dividends. Unless and until the Borrowers' annual net pre-tax earnings as set forth in the year-end audited financial statements delivered to the Lender in accordance with paragraph 8.6(a) hereof are equal to or greater than $1,600,000 for two (2) consecutive years, the Borrowers will not declare or pay in cash or in kind, any dividend or make any distribution with respect to its capital stock, or directly or indirectly, redeem, purchase or retire or otherwise acquire for value any shares of its capital stock, except that the Borrowers may redeem the capital stock held by the estate of a deceased shareholder provided it utilizes the proceeds of the Life Insurance Policy covering the life of the deceased shareholder to the extent such proceeds exceed the sum retained by the Lender pursuant to paragraph 3.

         9.2 No Liens.

                  (a) Other than the Liens set forth in Exhibit 9.2 hereof, except as otherwise provided or contemplated in subparagraph 9.2(b) hereof, the Borrowers will not create, assume or permit a Lien of any kind upon any of its property or assets, of any character, whether now owned or hereafter acquired, or acquire property under a deferred payment or installment arrangement, except in the ordinary course of business; transfer any property or asset for the purpose of subjecting the same to the payment of any obligation in priority to payment of its general creditors; suffer to exist for a period of more than ninety (90) days any indebtedness, liability, claim or demand which, if unpaid, might in the hands of any Person be given a priority over the claims of its general creditors upon bankruptcy, insolvency or otherwise, except that the foregoing restrictions shall not apply to:

                           (i) Liens or judgments or awards in force less than
thirty (30) days or in respect of which an appeal or proceeding for review is pending and a stay of execution shall have been secured;

                           (ii) Attachments discharged or bonded within thirty
(30) days from the making thereof;

                           (iii) Liens for taxes, assessments or other
governmental charges, if payment of, or indemnity for, the same shall not at any time be required to be made in accordance with the provisions of this Agreement;

                           (iv) Liens for city, county and state taxes
assessed, but not yet due;

                           (v) Liens and deposits in connection with workmen's
compensation, unemployment insurance, old age pensions or other social security and statutory obligations and surety and appeal bonds;

                           (vi) Liens of vendors, carriers, warehousemen,
mechanics, laborers and materialmen, incurred in the ordinary course of business for sums not then due or being contested in good faith, if a reserve as shall be required by GAAP shall have been made there for;

                           (vii) Liens for purchase money security interests for
equipment actually received by the Borrowers.

                  (b) Notwithstanding the provisions of subparagraph 9.2(a) to the contrary,

                           (i) in the event any equipment of the Borrowers is
released from the security interests in such equipment held by Betson Enterprises, Inc. ("Betson") or Firestone Financial Services ("Firestone"), as set forth in Exhibit 9.2, then the Borrowers may grant a new security interest in such equipment as collateral for a new loan made by Betson, Firestone or any other institutional lender; and

                           (ii) in the event the Borrowers are able to obtain
refinancing of the present indebtedness to European American Bank ("EAB"), the Borrowers may grant a security interest in all or any portion of its assets to EAB or another commercial bank or other institutional lender as collateral for such financing; provided, however, that the Borrowers first obtain the prior written consent of the Lender, which will not be unreasonably withheld.

         9.3 No Judgments. The Borrowers will not suffer or permit any judgment or order entered against it to remain of record and unsatisfied for a period in excess of twenty (20) days, unless an appeal of such judgment or order is timely filed and a stay of enforcement thereof is obtained during the pendency of the appeal; provided, however, that in the event the judgment or order is affirmed or sustained on appeal, the Borrower(s) shall satisfy and remove the same of record within twenty (20) days following the decision of appeal.

         9.4 Purchase of Assets. The Borrowers will not purchase or otherwise acquire any fixed asset at a cost of and requiring payment in excess of $100,000 for any single asset nor at an aggregate cost in excess of $3,000,000 in any twelve (12) month period, including, without limiting the generality thereof, buildings, equipment, machinery and other fixtures, whether by way of renewal or replacement or as an addition, betterment or improvement, without the prior written consent of the Lender.

         9.5 Sale of Assets. The Borrowers will not sell, lease, transfer, assign, or otherwise dispose of any portion of their property and assets, real and personal, tangible and intangible, now owned or hereafter acquired, whether in one or more transactions, except in the ordinary course of business, or in connection with the exchange or replacement of obsolete machinery or equipment, without the prior written consent of Lender in each instance, or the sale of the Borrower's play centers located in Boca Raton and Boynton Beach, Florida for an aggregate price of not less than $250,000.

         9.6 Consolidation, Merger, Acquisition. Other than the merger under the Merger Agreement, the Borrowers will not consolidate or merge with or into any other corporation or permit any other corporation to consolidate with or merge into it, without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed, except that the Lender will consent to any such transaction if the consideration paid has a value of $100,000 or less for any one transaction and the consideration paid for all such transactions in any twelve (12) month period does not exceed $500,000. The acquisition by any of the Borrowers, by lease, purchase or otherwise, of all or substantially all of the assets or capital stock of any corporation shall be deemed a merger of such corporation with the Borrower(s).

         9.7 Securities. Except as otherwise permitted herein, without the prior written consent of the Lender, the Borrowers will not purchase any shares of stock, bonds, or other securities, other than short term cash investments in insured or government issued instruments, or certificates of deposit issued by an bank, nor make any advances to or investment in any other Person.

         9.8 Sale of Stock. Except as otherwise stated herein, the Borrowers will not issue or sell any of its shares of capital stock, preferred or common, of any class or series, or issue or grant any warrants, options, subscription rights, calls or any other rights to purchase the same for a price which is less than $.50 per share without the prior written consent of the Lender, which consent in the case of the establishment of an employee and director stock option plan shall not be unreasonably withheld.

         9.9 Amendments to By-Laws. The Borrowers will not amend their Certificates of Incorporation and/or By-Laws which are in effect as of the Closing Date in any manner which may adversely affect the Lender's interests without the prior written approval of the Lender. The Lender hereby expressly consents to the amendment of the Certificate of Incorporation of Childrobics to effect a reverse split of the outstanding common stock and to effect a change of name.

         9.10 Loans to Others. The Borrowers will not lend any money to any Person or guarantee any obligation of any Person, endorse any notes for any Person, or otherwise in any way become responsible for the obligation of any Person, except that the Borrowers may guarantee the obligations of its former subsidiaries, Fun Zone of Wetherfield, Inc., Fun Zones of Staten Island, Inc., and Family Fun Centers, Inc. to Firestone, and that nothing herein contained shall prohibit the Borrowers from making advances to its employees for normal and reasonable business expenses. Included within the meaning of the foregoing, without limiting the generality thereof, shall be agreements to purchase indebtedness, to purchase goods, supplies or services, if the obligation to pay is absolute regardless of whether or not such goods, supplies or services are accepted; or purchase or sale agreements which are in the nature of a stock purchase, capital distribution or agreement to maintain working capital or otherwise.

         9.11 Profit Sharing, Compensation. The Borrowers will not pay any profit sharing bonus to any employee (except commission sales persons) and shall not, except with the prior written consent of the Lender, increase the compensation of the Chief Executive Officer, any director, or beneficial owner (directly or indirectly) of the Borrowers' capital stock, or of the spouse or any other member of the family of the Chief Executive Officer, any director or owner over the rate prevailing on the date of the execution of this Agreement or as otherwise provided herein. As used herein, the term "compensation" shall include all salaries, bonuses, stock options, directors' fees, commissions, retainer, regular drawing accounts and other personal services. Nothing contained in this provision shall be deemed to prohibit the Borrowers from filling any vacancy in any office or position through promotion, new employment, or otherwise at the rate of compensation for such officer or position in effect at the date of the Closing of this Agreement.

         9.12 Employment Agreement. The Borrowers will not terminate or take any action to terminate Reda's employment under the Employment Agreement or otherwise, with or without cause, and without the prior written consent of the Lender.

         9.13 Violations. The Borrowers will not take any action, or fail to take any action, which will cause the Borrowers to violate any of its obligations as defined hereunder.

10.0     EVENTS OF DEFAULT.

         All indebtedness due the Lender, together with all accrued interest thereon and any and all other charges provided for herein, shall become immediately due and payable at the election of the Lender if any one or more of the following events (referred to as "Events of Default") shall occur for any reason whatsoever, and whether such occurrences shall be voluntary, involuntary or come about or be effected by operation of law, or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

                  (a) If the Borrowers shall default in the payment of any installment of principal or interest under any of the Notes when due and payable, whether at maturity or by notice of intention to prepay or otherwise, and such default shall continue for a period of ten (10) days.

                  (b) If default shall be made by the Borrowers in the due and punctual observance of any of the covenants, conditions or agreement on its part contained in this Agreement, the Notes, or any other documents or agreements, executed and delivered in connection with this transaction, except payments due under the Notes, and any such default shall not be remedied to the satisfaction of the Lender within twenty (20) days after receipt of written notice by the Borrowers to remedy the same, or if such default shall be of such a nature that the same cannot be completely cured or remedied within said twenty (20) day period, and the Borrowers shall not have diligently commenced curing such default within said thirty (30) day period, and shall not with due diligence and in good faith proceed to completely remedy such default.

                  (c) If default shall occur under the terms of any instrument other than the Notes or this Agreement, evidencing or securing any debts of the Borrowers to the Lender or any other Person resulting in the automatic acceleration of the maturity of such debt and such default shall not be cured or waived by the obligee, or such default shall cause an automatic acceleration of the maturity of such debt, or any action shall be taken to accelerate the maturity of such debt, or if such debt is declared to be due and payable prior to the expressed maturity thereof, or if any action shall be taken to effect the collection thereof, or to enforce the security therefor.

                  (d) If any representation made by the Borrowers in this Agreement or in any certificate, schedule, exhibit or other document furnished to the Lender proves to have been untrue in any material respect as of the date made or if the Borrowers shall have omitted to state a material fact necessary to make the statements of fact contained herein or therein not misleading.

                  (e) If any of the Borrowers shall be adjudicated a bankrupt, or if any proceeding against the Borrowers seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy Act or other applicable federal, state or other statute, law or regulation shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive after the commencement thereof) or any trustee, receiver or liquidator of any Borrower of all or any substantial part of their properties shall be appointed without the consent or acquiescence of the Borrower(s) and such appointment shall remain unvacated or unstayed for an aggregate of ninety
(90) days, whether or not consecutive. The adjudication of the Borrower(s) as a bankrupt or the application in any action or proceeding (bankruptcy or otherwise) to stay the enforcement of the Notes shall result in the automatic acceleration of all indebtedness owed by the Borrowers to the Lender, notwithstanding the other provisions of this paragraph to the contrary.

                  (f) If any of the Borrowers shall commit an act of bankruptcy, or make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution, or similar relief under the present or any future federal Bankruptcy Act or other applicable federal, state or other statute, law or regulation, or shall seek or consent to or acquiescence in the appointment of any receiver, trustee or liquidator of all or a substantial part of its properties. The occurrence of the Event of Default described in this paragraph shall result in the automatic acceleration of all indebtedness owed by the Borrowers to the Lender.

                  (g) If one or more final judgments aggregating more than $50,000.00, not fully covered by the proceeds of any insurance policy, shall be rendered against the Borrowers shall remain unbonded, undischarged or unstayed for an aggregate of twenty (20) days, whether or not consecutive, after entry thereof.

                  (h) If the Borrowers shall fail to maintain its business in good standing under the applicable regulations of the agencies or governmental authorities having jurisdiction thereof, or in the event the business of the Borrowers shall fail to receive or maintain whatever licenses are required or shall be required in order for the Borrowers to operate their businesses.

                  (i) If the Borrowers shall fail to maintain in force and effect the insurance policies required under this Agreement.

                  (j) Except as specifically permitted pursuant to this Agreement, if any of the Borrowers shall sell, transfer or assign its assets, not in the ordinary course of business, or if any of the Borrowers shall merge or consolidate with any other corporation or other entity or if any shares of stock of the Borrowers shall be issued, sold, transferred or assigned, without the prior written consent of the Lender in each instance.

11.0     RIGHTS OF THE LENDER.

         11.1 The rights, powers, and remedies given to the Lender by this Agreement shall be in addition to all rights, powers and remedies given to the Lender by virtue of any statute or rule of law. Any forbearance or failure or delay by the Lender in exercising any right, power or remedy and any single or partial exercise of any right, power or remedy hereunder shall not preclude further exercise thereof and every right, power and remedy of the Lender shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by an authorized officer of the Lender.

         11.2 A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Lender would otherwise have had on any future occasion.

         11.3 The Lender, except as specifically set forth in this Agreement, shall be under no duty or obligation whatsoever to make or give any presentations, demands for performance, notice of non-performance, protests, notices of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held by the Lender, or in connection with any obligation or evidences of indebtedness which constitute in whole or in part, the indebtedness thereunder.

         11.4 The Borrowers specifically waive any right to require the Lender to:

                  (a) Proceed against any Person;

                  (b) Pursue any other remedy in the Lender's power, and waives any defense arising by reason of any disability or by reason of the cessation from any cause whatsoever of the liability of the Borrowers. Until all indebtedness has been paid in full, the Borrowers shall have no right of subrogation and it waives any right to enforce any remedy which the Lender now has or may hereafter have against any other Person, and waives any benefit to any right to participate in any collateral security whatsoever now or hereafter held by the Lender.

         11.5 The Lender reserves the right to proceed against the Borrowers in such manner and at such times, and in such sequence as the Lender may elect, and nothing herein contained shall be construed as limiting the Lender's election of remedies to enforce the collection of the balance due upon an "Event of Default".

         11.6 Until all indebtedness owed by the Borrowers to the Lender shall have been paid in full, all rights, powers and remedies granted to the Lender hereunder shall continue to exist and may be exercised by the Lender at any time and from time to time irrespective of the fact that any claim to recover the indebtedness or any part thereof may then become barred by any statute of limitations or that the liability of the Borrowers may have ceased.

12.0     INCORPORATION BY REFERENCE, CONTRADICTORY TERMS.

         Every term in the Notes, the Warrant, and other agreements or documents delivered in connection with this Agreement or thereafter is deemed incorporated herein by reference. All rights, remedies and powers granted to the Lender herein, or in any other instrument or implied by law, shall be cumulative and may be exercised singly or concurrently with such other rights as the Lender may have and shall include among others, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by the Borrowers. In the event that any term or condition of any of the documents pertinent hereto contradicts any term or provision of this Agreement, the rights and the remedies of the parties hereto shall be governed by the terms and conditions of this Agreement.

13.0     LENDER'S COSTS AND EXPENSES.

         The Borrowers, jointly and severally, agree to pay to the Lender all costs, expenses and disbursements, including reasonable counsel fees incurred in connection with, or arising out of, the occurrence of an Event of Default by the Borrowers hereunder or under the Notes or any other document executed and delivered in connection with the Loan, whether or not such Event of Default results in acceleration of the Notes, and the amount thereof shall be added to the Borrowers' indebtedness to the Lender, shall bear interest at the Interest Rate, plus seven (7%) percent per annum, or the maximum rate of interest permitted by law, whichever is lower, until paid in full.

14.0     MISCELLANEOUS.

         14.1 Notices and Communications. All notices, exercises of right, requests, demands and other communications provided for in this Agreement shall be in writing, and unless otherwise specifically provided for herein shall be deemed to have been given at the time when mailed at any general or branch United States post office enclosed in a registered or certified post-paid envelope, return receipt requested, addressed as follows:

If to the Lender:

         Sterling Commercial Capital, Inc.
         175 Great Neck Road
         Great Neck, NY 11021
         Attn: Harvey Granat, President

         Norwood Venture Corp.
         1430 Broadway, Suite 1607
         New York, NY 10018

         Vega Capital Corp.
         80 Business Park Drive, Suite 201
         Armonk, NY 10504

with a copy to:

         Lawrence and Walsh, P.C.

         215 Hilton Avenue
         P.O. Box 1200
         Hempstead, NY 11551-1200
         Attn: Lawrence S. Lawrence, Esq.

If to the Borrowers:

         Childrobics, Inc.
         200 Smith Street
         Farmingdale, NY 11735

with a copy to:

         Squadron, Ellenoff, Plesent & Sheinfeld, LLP
         551 Fifth Avenue
         New York, NY 10176
         Attn: Josef B. Volman, Esq.

or to such changed address as such party may have fixed by notice; provided, however, that any change of address shall be effective only upon its receipt:

         14.2 Closing Date. Subject to the fulfillment of all of the Conditions Precedent in accordance with Article 8 hereof, the Closing shall take place at the offices of Lawrence and Walsh, P.C., 215 Hilton Avenue, Hempstead, New York, simultaneously with the execution of this Agreement.

         14.3 Survival of Covenants, Representations and Warranties. All covenants, representations and warranties contained herein, or any documents relating hereto, in any schedule annexed hereto, in the certificates delivered simultaneously herewith, or prior hereto, shall survive the Closing contemplated by this Agreement for all purposes until the repayment in full of the Loan; provided, however, that so long as the Lender is the holder of the Warrant or not less than 750,000 shares of common stock of Childrobics, the provisions of paragraphs 8.6(a), 9.6, 9.7, 9.8, 9.9, 9.10 and 9.11 shall survive the repayment of the Loan until such time as the annual pre-tax earnings of the Borrowers as set forth in the year-end audited financial statements delivered to the Lender in accordance with paragraph 8.6(a) hereof are equal to or greater than $1,600,000 for two (2) consecutive years.

         14.4 No Waiver. No course of dealing on the part of the Lender, its officers, employees or counsel, nor any failure or delay on the part of the Lender with respect to exercising any right, power or privilege of the Lender hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, power or privilege hereunder preclude any later or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided are cumulative and not exclusive of any remedies under law.

         14.5 Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

         14.6 Integration. This instrument and the documents referred to herein contain the entire agreement between the parties hereto with respect to the Loan transaction contemplated herein, and cannot be changed, amended, modified or revised in any manner, except by another agreement in writing, duly executed by the parties hereto.

         14.7 Severability. In the event that any term, condition, covenant, agreement, requirement or provision of this Agreement or of any document executed in connection with this Agreement shall be held by any court to be unenforceable, illegal, void or contrary to public policy, such term, condition, covenant, agreement, requirement or provision shall be of no effect whatsoever upon the binding force or effectiveness of any of the other terms, conditions, covenants, agreements, requirements and provisions thereof, it being the intention and declaration of the parties hereto that had they, or any of them, known of such unenforceability, illegality, invalidity or contrariness to public policy, they would have entered into a contract, each with the other, containing all of the other terms, conditions, covenants, agreements, requirements and provisions thereof.

         14.8 Counterparts. This Agreement may be executed in one or more counterparts and each of such counterparts shall, for all purposes be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         14.9 Applicable Law, Jurisdiction.

                  (a) This Agreement has been executed and delivered and shall be construed and enforced in accordance with the laws of the State of New York, including, but not limited to, matters of construction, validity and performance.

                  (b) The Borrowers hereby waive personal service of any and all process upon the Borrowers and consent that all such service of process may be made by certified mail or registered mail, return receipt requested, directed to the Borrowers at the addresses hereinabove stated, and service so made shall be deemed complete three (3) days after the same shall have been posted.

                  (c) In addition to any other applicable jurisdictions and venues, as provided by the laws of the United States or any state thereof, the Borrowers, jointly and severally, hereby consent to personal jurisdiction and venue in the Supreme Court of the State of New York, County of Nassau, with respect to any action or proceeding brought in connection with the transaction evidenced by this Agreement.

         14.10 Lender's Right to Sell or Assign the Loan. The Lender has the absolute right and privilege to sell or assign all or any part of the Notes received hereunder, and upon such sale or assignment, to transfer any collateral security and/or the Warrant to the purchaser or assignee.

         14.11 Parties in Interest. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators and legal representatives.

         IN WITNESS WHEREOF, the parties have hereto set their hands and seals the day and year first above written.

                               STERLING COMMERCIAL CAPITAL, INC.


                               By: /s/ Harvey Rosenblatt
                                   ---------------------------
                                   Harvey Rosenblatt,
                                   Executive Vice President


                               NORWOOD VENTURE CORP.


                               By: /s/ Mark R. Littell
                                   ---------------------------
                                   Mark R. Littell, President


                               VEGA CAPITAL CORP.


                               By: /s/ Ronald A. Linden
                                   ---------------------------
                                   Ronald A. Linden, President


                               CHILDROBICS, INC.
ATTEST:

/s/ Douglas B. Fox             By: /s/Gerard A. Reda
----------------------             ---------------------------
                                   Gerard A. Reda, President


                               JUST KIDDIE RIDES, INC.
ATTEST:


/s/ Douglas B. Fox             By: /s/ Gerard A. Reda
-----------------------            ---------------------------
                                   Gerard A. Reda, President


                               TURNPIKE AMUSEMENT DISTRIBUTING, INC.
ATTEST:

/s/ Douglas B. Fox             By: /s/ Gerard A. Reda
-----------------------            ---------------------------
                                   Gerard A. Reda, President


                               AMUSEMENT ASSOCIATES DISTRIBUTING, INC.
ATTEST:

/s/ Douglas B. Fox             By: /s/ Gerard A. Reda
-----------------------            ---------------------------
                                   Gerard A. Reda, President

                               GROUP COIN ASSOCIATES, INC.
ATTEST:

/s/ Douglas B. Fox             By: /s/ Gerard A. Reda
-----------------------            ---------------------------
                                   Gerard A. Reda, President


                               TUNNELS & TUBES, INC.
ATTEST:

/s/ Douglas B. Fox             By: /s/ Gerard A. Reda
-----------------------            ---------------------------
                                   Gerard A. Reda, President

                                  EXHIBIT LIST


EXHIBIT           DOCUMENT

 2.3              Note

 4.0              Warrant

 5.1              Use of Proceeds

 6.5              Childrobics Financial Statements

 6.6              JKR Financial Statements

 6.7              Material Obligations and Liabilities

 6.8              Litigation

 6.11             Tax Returns Not Filed

 6.13             Changes in Financial Condition

 6.17             Finders and Finders' Fees

 6.20             Other Warrants and Options

 6.22             Employment Agreement

 8.4              Insurance

 9.2              Liens

                                   EXHIBIT 2.3

                                 PROMISSORY NOTE


$550,000.00                                                Hempstead, New York
                                                           October 3, 1996


         FOR VALUE RECEIVED, the undersigned, CHILDROBICS, INC., a New York corporation, having its principal place of business at 200 Smith Street, Farmingdale, New York 11735 (hereinafter referred to as "Childrobics"); JUST KIDDIE RIDES, INC., a New York corporation having its principal place of business at 122 Dubon Court, Farmingdale, New York 11735 (hereinafter referred to as "LKR"); TURNPIKE AMUSEMENT DISTRIBUTING, INC. a New York corporation having its principal place of business at 200 Smith Street, Farmingdale, New York 11735 (hereinafter referred to as "Turnpike"); AMUSEMENT ASSOCIATES, INC., a New York corporation, having its principal place of business at 200 Smith Street, Farmingdale, New York 11735 (hereinafter referred to as "Amusement"); and GROUP COIN ASSOCIATES, INC., a New York corporation, having its principal place of business at 200 Smith Street, Farmingdale, New York 11735 (hereinafter referred to as "Group Coin"; and TUNNELS & TUBES, INC., a New York corporation, having its principal place of business at 200 Smith Street, Farmingdale, New York 11735 (hereinafter referred to as "Tunnels & Tubes"), (Childrobics, JKR, Turnpike, Amusement, Group Coin and Tunnels & Tubes hereinafter referred to collectively as the "Borrowers") hereby, jointly and severally, promise to pay to the order of STERLING COMMERCIAL CAPITAL, INC., a New York corporation, having its principal place of business at 175 Great Neck Road, Great Neck, New York 11021 (hereinafter referred to as "Payee") in lawful money of the United States, the sum of FIVE HUNDRED FIFTY THOUSAND AND 00/100 ($550,000.00) DOLLARS (the "Loan"), with interest thereon at the rate of twelve (12%) percent per annum, computed on the basis of the actual number of days elapsed in a year of 60 days (the "Interest Rate"), as follows:

         (a) A first installment of interest only on the principal sum of $550,000.00 for the period from the date hereof through the last day of October, 1996, payable on the date hereof.

         (b) then twenty-four (24) monthly installments of interest only on the outstanding principal balance of the Loan, commencing December 1, 1996, and payable on the 1st day of each succeeding month thereafter to and including November 1, 1998;

         (c) then thirty-five (35) equal consecutive monthly installments of principal and interest in the amount of $18,267.87 each, commencing December 1, 1998 and payable on the first day of each month thereafter to and including October 1, 2001; and

         (d) a final sixtieth (60th) installment in the principal amount of $18,267.87, or such other amount as shall comprise the entire outstanding principal balance of the Loan, together with accrued interest thereon, payable on November 1, 2001.

         All payments are to be made to the order of the Payee at 175 Great Neck Road, Great Neck, New York 11021

         This Note is one of three (3) concurrently payable promissory notes of even date herewith evidencing a single indebtedness in the aggregate principal sum of $1,500,000.00 (the "Notes") made by the Borrowers pursuant to a certain financing agreement dated simultaneously herewith (the "Financing Agreement") between the Payee, Norwood Venture Corp. ("Norwood"), and Vega Capital Corp. ("Vega") (the Payee, Norwood and Vega hereinafter collectively called the "Lender") and the Borrowers.

         The Notes may be prepaid in whole or in part at any time with interest to the date of prepayment upon not less than ten (10) days' prior written notice to the Lender, provided, however, that: (i) any partial prepayment shall be applied in inverse order of maturity to the installments payable under the Note;
(ii) the Borrowers shall pay any and all outstanding late charges; and (iii) the Borrowers shall pay a prepayment charge (the "Prepayment Charge") equal to a percentage of the principal amount being prepaid, as follows:

                                                     Prepayment Charge
                                                     as Percentage of
If Prepaid:                                          Principal Prepaid

Prior to the third anniversary
of the date of this Note                                      3%

On or after the third anniversary
but prior to the fourth anniversary
of the date of this Note                                      2%

On or after the fourth anniversary
but prior to the fifth anniversary
of the date of this Note                                      1%


         In the event that 1,500,000 shares of common stock of Childrobics have been duly registered for sale to the public with the Securities and Exchange Commission and all other applicable agencies of the federal government of the United States and the State of New York or any other state having jurisdiction thereover and the proceeds of a secondary public offering of such shares are utilized by Childrobics for the prepayment of the Loan in full, the Prepayment Charge otherwise payable hereunder shall be waived.

         In the event the Borrower shall default in the payment of any installment required to be paid hereunder or under any of the other Notes, and such default shall continue for a period of ten (10) days (the "Grace Period"), then at the option of the Lender or the holder of the Notes, the entire outstanding principal balance of the Notes, together with accrued interest, shall become immediately due and payable.

         If any installment due hereunder or under any of the other Notes is not paid within the Grace Period, the Borrower shall pay the applicable payee a late charge, to reimburse the Lender for administrative costs and expenses and not as a penalty, in the amount of $300.00. The Borrower further agrees that in the event any check given by the Borrower to the Lender is dishonored, the Borrower shall pay to the Lender, in addition to the aforesaid late charge, an administrative fee of $25.00.

         If any installment due hereunder is not paid within the Grace Period, such unpaid amounts shall bear interest from the date following the applicable due date of such installment at the Interest Rate plus seven (7%) percent per annum, or the maximum rate permitted by applicable laws and governmental regulations, whichever is less (the "Default Rate"), until paid to the Lender.

         In the event of a default hereunder or under any of the other Notes as a result of non-payment or otherwise, and the Lender elects to accelerate the principal indebtedness due under the Notes, the entire outstanding principal balance due under the Notes shall bear interest from the date of acceleration until paid in full at the Default Rate.

         All payments made hereunder shall be applied first to satisfy any late charges, expenses or penalties, then to interest accrued through the date of such payment, and then in satisfaction of outstanding principal.

         The occurrence of an Event of Default under Article 10 of the Financing Agreement after expiration of any notice and cure period set forth therein shall constitute a default under the Notes.

         The Borrower hereby waives presentment, demand for payment, notice of dishonor and any and all other notices and demands, and all rights of set-off, deduction or counterclaim, and consents to any and all extensions of time, renewals and any waivers or modifications that may be granted or consented to by the Lender with regard to any other provisions of the Notes, and agrees that no such action or failure to act on the part of the Lender shall in any way affect or impair the obligations of the Borrower arising hereunder or be construed as a waiver of the Notes or the Lender's right to avail itself of any remedy under the Notes, with the same force and effect as if the Borrower expressly consented to such action or inaction.

         This Note has been executed and delivered and shall be construed and enforced in accordance with the laws of the State of New York, including, but not limited to, matters of construction, validity and performance.

         In the event the Lender or the holder of the Notes shall retain an attorney for the enforcement or the collection of the Notes, the Borrower agrees to pay all costs and expenses of such collection, including reasonable attorney's fees, and any judgment recovered may include such additional amounts.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officers and to be dated as of the day and year first above written.

                                     CHILDROBICS, INC.
ATTEST:

                                     By: ______________________________
                                         Gerard A. Reda, President


                                     JUST KIDDIE RIDES, INC.
ATTEST:


                                     By: ______________________________
                                         Gerard A. Reda, President


                                     TURNPIKE AMUSEMENT DISTRIBUTING, INC.
ATTEST:

                                     By: ______________________________
                                         Gerard A. Reda, President



                                     AMUSEMENT ASSOCIATES DISTRIBUTING, INC.
ATTEST:

                                     By: ______________________________
                                         Gerard A. Reda, President


                                     GROUP COIN ASSOCIATES, INC.
ATTEST:

                                     By: ______________________________
                                         Gerard A. Reda, President


                                     TUNNELS & TUBES, INC.
ATTEST:

                                     By: ______________________________
                                         Gerard A. Reda, President

                                   EXHIBIT 4.0

              WARRANT TO PURCHASE 5,000,000 SHARES OF COMMON STOCK

                           ($.01 per share par value)

                                       OF

                                CHILDROBICS, INC.
                                 (the "Company")

                            (a New York Corporation)

     THE WARRANT REPRESENTED HEREBY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
       ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED OR SOLD
      EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
       ACT, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY
     SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR
        THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS
                                   AVAILABLE.

                    EXERCISABLE ON OR BEFORE OCTOBER 3, 2003

         This certifies that, for value received, STERLING COMMERCIAL CAPITAL, INC., NORWOOD VENTURE CORP. and VEGA CAPITAL CORP., their successors and/or assigns (collectively referred to as the "Holder") are entitled to purchase, subject to the provisions of this Warrant, at any time from and after the date hereof until October 3, 2003 (the "Expiration Date") an aggregate of Five Million (5,000,000) fully paid and non-assessable shares of common stock having a par value of $.01 per share of the Company (the "Warrant Shares").

         1. Exercise Price. The aggregate price payable upon the exercise of this Warrant shall be One Hundred ($100.00) Dollars and No Cents (the "Warrant Price").

         2.       Exercise of Warrant.

                  (a) This Warrant may be exercised in whole or in part at any time from the date hereof to and including the Expiration Date. Upon delivery of this Warrant, at the offices of the Company at 200 Smith Street, Farmingdale, New York 11735, or at such other address as the Company may designate by notice in writing to the Holder, together with the Subscription Form annexed hereto, duly executed, accompanied by payment of the Warrant Price for the Warrant Shares being acquired, the Holder shall be entitled to receive a certificate or certificates for the Warrant Shares.

                  (b) The Warrant Shares deliverable hereunder shall, upon issuance, be fully-paid and non-assessable and the Company agrees that at all times during the term of this Warrant it shall cause to be reserved for issuance such number of shares of its common stock as shall be required for issuance and delivery upon exercise of this Warrant.

                  (c) The issuance of certificates for Warrant Shares upon any exercise of this Warrant shall be made without charge to the Holder for any transfer tax or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

         3. Transfer or Assignment of Warrant. Any assignment or transfer of these Warrants shall be made by surrender of this Warrant at the offices of the Company or at such other address as the Company may designate in writing to the Holder with the Assignment Form annexed hereto, duly executed and accompanied by payment of any requisite transfer taxes, and the Company shall, without charge, execute and deliver new Warrants of like tenor in the name of the assignee for the portion so assigned; in case of only a partial assignment, with a new Warrant of like tenor to the assignor for the balance of the Warrant Shares purchasable. The name of the assignee shall thereupon be entered in the books of registry of the Company.

         4. Financing Agreement. The Warrants have been issued pursuant to, and is subject to all of the terms and provisions of, a certain financing agreement, dated October 3, 1996, between the Holder and the Company, (the "Financing Agreement") and the Holder of these Warrants are entitled, among other things, to the benefits of the Financing Agreement.

         5. Cumulative Rights. The rights, powers and remedies given to the Holder under this warrant shall be in addition to all rights, powers and remedies given to it by virtue of the Financing Agreement or any document or instrument executed in connection therewith, or any statute or rule of law.

         6. No Modification. No modification or waiver of any provision of this Warrant shall be effective, unless it shall be in writing and signed by the Holder, and any such modification or waiver shall apply only in the specific instance for which it is given.

         7. Restriction on Transfer of Warrant. The Holder of the Warrant, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with an view to the distribution thereof.

         8. No Impairment or Dilution. The Company will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith assist in the carrying out of all such terms and provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of these Warrants and the Warrant Shares, if any, against dilution or other impairment. In furtherance of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the rights hereunder.

         9.       Registration Rights.

                  9.1      Registration Under the Securities Act of 1933.

The Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act"). Certificates representing the Warrant Shares shall bear the following legend:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or
                  (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

                  9.2      Registration by the Company.

                           (a) In the event the Company shall, at any time
subsequent to the issuance of this Warrant, to and including the Expiration Date, determine or propose to register any of its common stock or other securities held by its executive officers and directors or any of its common stock or other securities in connection with a secondary public offering under the Securities Act of 1933, as amended (the "Act") on any form of Registration Statement (other than Forms S-4 or S-8 or any successor form thereto), including amendments and post effective amendments thereto, it will give the Holder of this Warrant, or if this Warrant has been exercised pursuant to the terms hereof, the record holders of all of the Warrant Shares, written notice of its intention to file each such Registration Statement and/or amendments thereto within twenty (20) days prior to the filing of such Registration Statement or amendments thereto. Within a period of fifteen (15) days immediately following the receipt of such notice by the Holder, the Holder may elect (a) in the case of the registration of common stock or securities held by the executive officers and directors of the Company to include up to 500,000 of the Warrant Shares in such proposed registration and (b) in the case of a secondary public offering to include up to 1,000,000 of the Warrant Shares in the proposed registration by giving written notice thereof to the Company specifying the number of Warrant Shares requested to be registered and the intended manner of distribution thereof. Upon receipt of such notice, the Company shall include in its registration, if such registration is completed, all Warrant Shares requested to be registered. If the notice by the Company of its intention to file a registration statement is given prior to the exercise of this Warrant, the Holder shall not be required to exercise this Warrant until the effective date of the Registration Statement. In the event that registration contemplates an underwritten public offering and in the reasonable opinion of the underwriter or underwriters for such offering the inclusion of the Warrant or the Warrant Shares requested to be registered when added to the securities being registered by the Company will exceed the maximum amount of the Company's securities which can be marketed without materially and adversely affecting the entire offering, such portion of the Warrant Shares that exceed said maximum amount will be excluded from the offering, provided, however, that in such event any shares of common stock of the securities held by the executive officers and directors of the Company intended to be included in the registration are likewise proportionately excluded from the offering.

         (b) Any and all Warrant Shares not registered pursuant to the terms of
         Section 9.2(a) hereof shall be registered upon the mutual agreement of the Company and the Holder.

                  9.3 Registration Procedures. If the Company elects pursuant to the provisions of Section 9.2 to effect the registration of any of its securities under the Act, the Company will, as expeditiously as possible:

                      (a) prepare and file with the Securities and Exchange Commission (the "Commission") a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof;

                      (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in a Public offering;

                      (c) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents, as such selling security holders may reasonably request;

                      (d) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities and blue sky laws of such jurisdiction within the United States and Puerto Rico as each holder of such securities shall reasonably request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                      (e) enter into customary agreement (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Common Stock; and as shall be required in connection with the action taken by the Company.

                  9.4 Covenants of the Company With Respect to Registration. In connection with any registration under Sections 9.2 and 9.3 hereof, the Company covenants and agrees as follows:

                           (a) The Company shall pay all costs (excluding fees
and expenses of Holder(s)' counsel), fees and expenses in connection with a Registration Statement filed pursuant to Sections 9.2 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

                           (b) The Company will take all necessary action which
may be required in qualifying or registering the Warrant Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                           (c) The Company shall indemnify the Holder(s) of the
Warrant Shares to be sold pursuant to any Registration Statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amend ("Exchange Act"), against all loss, claim, damage, expense or liability (including all attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (x) in the Registration Statement (as from time to time amended and supplemented); (y) in any post-effective amendment or amendments or (z) in any application or other document or written communication (collectively called "application") executed by the Company or based upon information furnished by the Company filed in any jurisdiction in order to qualify the Warrant Shares under the Exchange Act or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Holders expressly for use in the registration statement, any amendment or supplement thereto or any application, as the case may be.

                           (d) The Holder(s) of the Warrant Shares to be sold
pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement.

                           (e) Nothing contained in this Agreement shall be
construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof.

         10.      Adjustments to Number of Securities.

                  10.1 Adjusted Number of Shares. If, and to the extent, the number of issued shares of Common Stock of the Company shall be increased in each instance at an equivalent price per share of $.50 or less by split up, sale or the exercise of options or warrants (except those shares of Common Stock issued upon the exercise of the currently outstanding options and warrants set forth in Exhibit A annexed hereto), or in the event the number of issued shares of Common Stock of the Company shall be increased or decreased by redemption, reclassification, recapitalization, distribution of a dividend payable in stock or the like, the number of shares subject to the Warrant shall be proportionately adjusted by multiplying the number of Warrant Shares this Warrant is convertible into by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares (assuming full exercise, conversion or subscription of all rights, warrants or securities convertible into Common Stock). Such adjustment shall be made successively whenever such an issuance is made. If as a result of an adjustment made pursuant to this subsection, the Holder of any Warrant Shares thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose reasonable determination shall be made in good faith) shall determine the allocation of the adjusted conversion price between or among shares of such classes of capital stock.

                  10.2 Definition of Common Stock. For the purposes of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes, recapitalization or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                  10.3 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder supplemental warrants providing that the holder of the Warrants then outstanding or to be outstanding shall have the right thereafter (until the expiration of such warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant shall provide for adjustments which shall be identical to the adjustments provided in this Section 10. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

         11.      Exchange and Replacement of Warrant Certificates.

                  (a) Each Warrant is exchangeable without expense, upon the surrender thereof by the Holder at the principal executive office of the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holders thereof at the time of such surrender.

                  (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof.

         12. Elimination of Fractional Interests.

                  The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip of pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any faction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         13. Reservations of Securities.

                  The Company shall at all times reserve and keep and available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof.

         14.      Notices.

                  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a)      If to the registered Holder of the Warrants, to:

                           Sterling Commercial Capital Corp.
                           175 Great Neck Road
                           Great Neck, New York 11021

                           Norwood Venture Corp.
                           1430 Broadway, Suite 1607
                           New York, NY 10018

                           Vega Capital Corp.
                           80 Business Park Drive, Suite 201
                           Armonk, NY 10504

                  (b)      If to the Company:
                           Childrobics, Inc.
                           200 Smith Street
                           Farmingdale, NY 11735


         15.  Supplements and Amendments.

                  The Company and the Holder may from time to time supplement or amend this Warrant without the approval of any holders of any other warrants in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable and which the Company and the Holder deem shall not adversely affect the interests of the Holders of Warrants.

         16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders, and their respective successors and assigns hereunder.

         17. Governing Law. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         18. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification is sought.

         19. Survival of Provisions. All of the terms and provisions of this Warrant shall survive its exercise and shall remain in full force and effect so long as the Holder remains the holder of not less than 750,000 shares of Warrant Shares.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on this 3rd day of October, 1996.

ATTEST:


________________________                 CHILDROBICS, INC.


                                         By: ________________________________
                                             Gerard A. Reda, President

                                   EXHIBIT 5.1

                       DISBURSEMENT LETTER/USE OF PROCEEDS


                                 October 3, 1996

Sterling Commercial Capital, Inc.
175 Great Neck Road
Great Neck, NY 11021

         Re: Loan Proceeds: $1,500,000.00

Dear Sirs:

         You are hereby authorized to disburse the proceeds of the above-identified loan on my/our behalf as follows:

Sterling Commercial Capital, Inc.                      $ 21,500.00
(interest to 10/31/96:$14,000.00
 and balance of processing fee $7,500.00)

Gerard K. Reda
(Non-Compete Consideration)                           $ 250,000.00

Richard Bartlett                                      $ 152,729.83
(Management Termination Fee:$50,000.00;
satisfaction of management loan:
$77,620.00; and deferred compensation:
$25,109.83)

Salvatore Cassacio                                    $ 89,367.83
(Management Termination Fee:$50,000.00;
buy-out for management car:$10,000.00;
and deferred compensation:$29,367.83)

A. Joseph Melnick                                     $ 63,981.92
(Management Termination Fee:$50,000
and deferred compensation:$13,981.92)

Moore, Stephens & Co.                                 $ 50,000.00
(Accountant Fees)

Squadron, Ellenoff, Plesent
  & Sheinfeld, LLP
(Borrowers' Legal Fees)                               $ 85,000.00

Firestone Financial Services                          $ 60,000.00
(Restructure of Debt and
bring financial obligations
current)

                       DISBURSEMENT LETTER/USE OF PROCEEDS
                                   (Continued)

Betson Enterprises, Inc.                              $ 50,000.00
(Restructure of Debt and
bring financial obligations
current)

Lawrence and Walsh, P.C.
(Lenders' Legal Fees & Expenses)                      $ 12,740.05

Childrobics, Inc.                                    $ 664,680.37
(Working Capital, including trade
debt and other accounts payable)

                                   CHILDROBICS, INC.


                                   By: ____________________________
                                       Gerard A. Reda, President


                                   JUST KIDDIE RIDES, INC.


                                   By: ____________________________
                                       Gerard A. Reda, President


                                   TURNPIKE AMUSEMENT DISTRIBUTING, INC.


                                   By: ____________________________
                                       Gerard A. Reda, President


                                   AMUSEMENT ASSOCIATES, INC.


                                   By: ____________________________
                                       Gerard A. Reda, President


                                   GROUP COIN ASSOCIATES, INC.


                                   By: ____________________________
                                       Gerard A. Reda, President


                                   TUNNELS & TUBES, INC.


                                    By: ___________________________
                                        Gerard A. Reda, President

                                   EXHIBIT 6.5

                                Childrobics, Inc.
                             Statement of Operations


                       For the Period Ended June 30, 1996


                                         Pro forma          Continuing        Discontinued
                                         Consolidated       Operations        Operations
                                                            (1)               (2)

Sales                                    $12,541,203        $7,179,958        $5,361,245         (1) Continuing Op's
                                                                                                 -------------------
                                                                                                 Childrobics, Inc.
                                                                                                 Turnpike
                                                                                                 Tunnels & Tubes
                                                                                                 Group Coin
                                                                                                 Amusement Ass.

Cost of Sales                             12,125,940         6,647,414         5,478,526


Gross profit                                 415,263           532,544           (117,281)
                                         -----------        ----------         ---------

Selling and Administrative Expenses        5,102,106         3,842,794         1,259,312
                                         -----------

Operating Income (Loss)                   (5,059,343)       (3,310,250)       (1,749,093)        (2) Discontinued Op's
                                                                                                 ---------------------
                                                                                                 Medford
                                                                                                 Danbury
                                                                                                 Lynbrook
                                                                                                 Ave U, Brooklyn
                                                                                                 Baybridge
                                                                                                 Eastside
                                                                                                 3rd Ave, Brooklyn
                                                                                                 Staten Island
                                                                                                 Utopia
                                                                                                 Florida

Interest                                     126,536            65,848            60,688

Loss on disposal of Discontinued           4,296,618         4,296,618                 -
Operations

Loss attributable to minority interest      (316,225)         (316,225)                -
                                           ---------         ---------

Net loss                                  (9,166,272)      ($7,356,491)      ($1,809,781)
                                          ===========     ============      ============


                                Childrobics, Inc.
                             Statement of Operations


                                             For the Period Ended June 30, 1996

Sales                                                     $7,179,958

Cost of Sales                                              6,647,414
                                                          ----------
Gross profit                                                 532,544
                                                          ----------
Selling and administrative expenses                       (3,842,794)

Loss from discontinued operations                         (1,809,781)
                                                          ----------
Operating loss                                            (5,120,031)

Interest expense                                             (65,848)

Loss attributable to minority interest                       316,225

Extraordinary items:                                      (4,296,618)
                                                          ----------
Loss on disposal of
 discontinued operations

Net Loss                                                  $9,166,272
                                                          ==========

                                                                   Pro_Form.wk4

                                                                    With JKR        With JKR          With JKR
                                  Consolidated    Consolidated      Pro Forma       Pro Forma         Pro Forma        Pro Forma
                                  Without JKR     Without JKR       Consolidated    Consolidated      Consolidated     Consolidated
                                  ------------    ------------      ------------    ------------      ------------     ------------
BALANCE SHEETS                    6/30/96         9/30/96           12/31/96        3/31/97           6/30/97          6/30/98
--------------                    -------         -------           --------        -------           -------          -------

CASH                                 64,793       1,343,169           940,912         739,053           942,753        1,181,442
ACCOUNTS RECEIVABLE - TRADE       1,779,581       1,619,831         2,247,810       2,198,060         1,703,310        1,704,310
INTERCO REC'S - CONTINUING OPS            -               -                 -               -                 -                -
INVENTORY                           373,047         343,047           377,380         377,380           377,380          427,380
PREPAID EXPENSES                     39,088          39,088            66,009          66,009            66,009           66,009
INVESTMENT IN JKR                         -               -                 -               -                 -                -
                                -------------------------------------------------------------------------------------------------
CURRENT ASSETS                    2,256,509       3,345,135         3,632,111       3,380,502         3,089,452        3,379,141
                                -------------------------------------------------------------------------------------------------
FIXED ASSETS:
ASSETS                            2,438,164       2,438,164         6,378,209       6,378,209         6,378,209       12,640,709
ACCUMULATED DEPRECIATION          (809,870)        (979,085)       (2,124,035)     (2,377,872)       (2,634,941)      (4,322,177)
                                -------------------------------------------------------------------------------------------------
 NET FIXED ASSETS                 1,628,294       1,459,079         4,254,174       4,000,337         3,743,268        8,318,532
                                -------------------------------------------------------------------------------------------------
OTHER ASSETS:
GOODWILL & ORGANIZTN COSTS          104,462         104,462           129,278         129,278           129,278          129,278
 AMORTIZATION EXPENSE               (26,115)        (32,415)          (39,321)        (46,227)          (53,133)         (55,557)
SECURITY DEPOSITS                    33,431          33,431            33,431          33,431            33,431           33,431
GOODWILL - JKR                            -               -         3,981,314       3,981,314         3,981,314        3,982,248
                                -------------------------------------------------------------------------------------------------
TOTAL OTHER ASSETS                  111,778         105,478         4,104,702       4,097,796         4,090,890        4,069,400
                                -------------------------------------------------------------------------------------------------
TOTAL ASSETS                      3,996,581       4,909,692        11,990,987      11,478,636        10,923,610       15,767,073
                                -------------------------------------------------------------------------------------------------

LIABILITIES:
ACCOUNTS PAYABLE -TRADE           1,164,639         919,639         1,247,749       1,247,749         1,017,749        1,117,749
ACCOUNTS PAYABLE - INTERCO                -               -                 -               -                 -                -
ACCRUED LIABILITIES:                      -               -                 -               -                 -                -
 INSURANCE                           59,876           5,000            10,000          15,000            20,000           20,000
 MAN'GT TERMINATION                 712,500         600,000           550,000         550,000                 -                -
                                    766,203         587,945           788,885         623,885           523,885          258,153
 P/R, VACTN, ETC                          -               -                 -               -                 -                -
                                -------------------------------------------------------------------------------------------------
 TOTAL ACCRUED EXPENSES           1,538,578       1,192,945         1,348,885       1,188,885           543,885          278,153
                                -------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES         2,703,217       2,112,584         2,596,634       2,316,634         1,561,634        1,395,902


                                            --------------------------------------------------------------------------------------
DEBT OBLIGATIONS:
 SHORT TERM LINE OF CREDIT                       163,798        148,498       132,598        116,098        98,998              -
 NOTE PAYABLE FIRESTONE #1                        83,317         90,982        25,842          2,640             -              -
 NOTE PAYBALE FIRESTONE #5                       350,680        374,323       327,533        280,743       233,953         46,793
NOTE PAYABLE FIRESTONE - JKR                           -              -             -              -             -              -
 BETSON NOTES                                    224,027        209,320       167,458        125,592        83,728              -
 NOTES PAYABLE                                         -              -     3,201,071      3,015,567     2,830,063      2,225,107
 NEW DEBT                                              -              -             -              -             -              -
 BRIDGELOAN                                            -      1,500,000     1,500,000      1,500,000     1,500,000      1,500,000
 CAPITALIZED LEASE - PHONE                        15,635         13,922        12,137         10,277         8,339              -
 NOTES PAYABLE - BARTLETT                         87,620         87,620             -              -             -              -
                                            --------------------------------------------------------------------------------------
TOTAL DEBT                                       905,077      2,424,665     5,366,637      5,050,917     4,755,081      3,771,900
                                            --------------------------------------------------------------------------------------
EQUITY
 COMMON STOCK                                     53,550         53,550        53,550        103,550       103,550        103,550
 Acquire JKR 5,000,000 @ $.75 + Cash                   -              -        50,000              -             -              -
 Secondary Offering 5,000,000 @ $1.00                  -              -             -              -             -         50,000
                                                                                                                 -              -
 PAID IN CAPITAL                              11,628,525     13,328,525    13,328,525     17,028,525    17,028,525     17,028,525
 Acquire JKR 5,000,000 @ $.75 + Cash                   -              -     3,700,000                            -              -
 Secondary Offering 5,000,000 @ $1.00                  -              -                                          -      4,300,000
 Below Market Stock Options- Man't Buyout        450,000              -                                          -              -
 Below Market Stock Options- Term Loan         1,250,000                                                         -              -

 RETAIN EARNINGS-Continuing Ops               (1,383,129)   (12,993,788)  (13,009,633)   (13,104,359)  (13,020,992)   (12,525,179)
 Retained Earnings- Discont'd Ops               (595,266)             -             -                            -              -
 Current Yr Profit (Loss)                     (3,742,398)       (15,845)      (94,726)        83,367       495,813      1,642,377
 Assets - Discont'd Ops                       (5,992,994)             -             -                            -              -
 Sale of Discnt'd Ops-Proceeds                 1,520,000              -             -                            -              -
 Additional accruals                          (1,100,000)             -             -                            -              -
 Below Market Stock Options - Term Loan       (1,250,000)             -             -
 Below Market Stock Options - Man't Buyout      (450,000)             -             -                            -              -
                                            --------------------------------------------------------------------------------------
 RETAINED EARNINGS - ENDING                  (12,993,788)   (13,009,633)  (13,104,359)   (13,020,992)  (12,525,179)   (10,882,802)
                                            --------------------------------------------------------------------------------------
 TOTAL EQUITY                                    388,287        372,442     4,027,716      4,111,083     4,606,896     10,599,273
                                            --------------------------------------------------------------------------------------
TOTAL LIABILITIES & EQUITY                     3,996,581      4,909,691    11,990,987     11,478,634    10,923,611     15,767,075


                                      ----------------------------------------------------------------------------------------
CHANGES IN CASH                      Consolidated     Consolidated  Consolidated   Conslidated     Consolidated    Conslidated
---------------
                                        1st Qtr        2nd Qtr       3rd Qtr        4th Qtr         12 Months      12 Months
                                        -------        -------       -------        -------         ---------
NET INCOME                               (15,841)       (94,723)       83,370        495,794          468,601        1,642,337

ADD:
DEPRECIATION EXPENSE                     175,515        252,850       260,137        263,368          953,689         1,346,343
AMORTIZATION EXPENSE                           -            606           606            606                          1,704,962
DEDUCT:                                        -              -             -              -
FIXED ASSET PURCHASES                          -              -             -              -                -        (3,000,000)
A/R-RECEIPTS (CHILLEMI)                   24,750         24,750        24,750         24,750           99,000            99,000
(INC) DEC IN ACCTS REC                    75,000        100,000       (50,000)             -          125,000          (100,000)
INC (DEC) IN INTERCO REC'S                     -              -             -              -                -                 -
(INC) DEC IN INVENTORY                    30,000         45,000             -              -           75,000           (50,000)
INC (DEC) IN ACCTS PAY                  (245,000)       (95,000)     (120,000)      (110,000)        (570,000)          100,000
INC (DEC) IN ACCRUED LIAB'S              (98,259)        (7,030)     (100,000)      (100,000)        (305,289)         (190,728)
INC (DEC) IN INTERCO PAY'S                     -              -             -              -                -                 -
CHEMICAL BANK S/T LINE OF CREDIT         (15,300)       (15,900)      (16,500)       (17,100)         (64,800)          (98,998)
CAP LEASE PAYMTS                          (1,713)        (1,785)       (1,860)        (1,939)          (7,296)           (8,339)
PAYOFF INSURANCE ACCRUAL                 (54,876)         5,000         5,000          5,000          (39,876)                -
BARTLETT PAYOUT                                -        (85,000)            -              -          (85,000)                -
PURCHASE-JUST KIDDIE RIDES                     -       (250,000)            -              -         (250,000)                -
MANG'T BUYOUT PAY OFF LEGAL             (112,500)      (182,620)            -       (450,000)        (715,120)                -
ACCRD LEGAL                              (80,000)      (130,000)      (65,000)             -         (275,000)          (75,000)
JKR DEBT                                       -       (185,504)     (185,504)      (185,504)        (556,512)                -
JKR cash Rec'd in Acquisition                  -              -             -              -           53,787                 -
CASH REC'D FROM SALE OF:                       -              -             -              -                -                 -
 LYNBROOK, DANBURYT & MEDFORD             60,000        115,000        75,000         25,000          275,000                 -
 KIDS KINGDOM                                  -        225,000       125,000              -          350,000                 -
 FLORIDA                                       -              -             -              -                -                 -
SECONDARY OFFERING                             -              -             -              -                -         4,350,000
 ACQUIRE ADD'L EQUIPMT                                                                                      -        (3,262,500)
 TURNPIKE INVENTORY                            -              -             -              -                -                 -
                                               -              -             -              -                -                 -
BETSON NOTE PAYMENTS                     (14,707)       (41,864)      (41,864)       (41,864)        (140,299)          (83,728)
FIRESTONE PAYMENTS                        51,308       (111,930)      (69,992)       (49,430)        (180,044)         (187,160)
BRIDGE LOAN                            1,500,000              -             -              -        1,500,000

                                      ----------------------------------------------------------------------------------------------
CASE GENERATED (USED)                  1,278,377       (403,150)      (76,856)      (141,319)         710,841         2,186,179
                                       ---------       -------        ------         -------          -------         ---------
                                                                                                      (53,787)          JKR Cash
                                                                                                      667,054           Net Cash

                                   EXHIBIT 6.6

                              Financial Statements

                             Just Kiddie Rides, Inc.

                     Years ended September 30, 1995 and 1994
                   with Independent Accountants' Review Report

                             Just Kiddie Rides, Inc.

                        Financial Statements (Unaudited)

                     Years ended September 30, 1995 and 1994


                                    Contents

Independent Accountants' Review Report..................................    1

Financial Statements (Unaudited)

Balance Sheets..........................................................    2
Statements of Income....................................................    3
Statements of Shareholders' Equity......................................    4
Statements of Cash Flows................................................    5
Notes to Financial Statements...........................................    6

Supplementary Information (Unaudited)

Independent Accountants' Review Report on Supplementary Information....     9
Schedules of Direct Ride Expenses......................................    10
Schedules of Selling, General and Administrative Expenses..............    11

[ERNST & YOUNG LLP LETTERHEAD]


                     Independent Accountants' Review Report



To the Shareholders
Just Kiddie Rides, Inc.

         We have reviewed the accompanying balance sheets of Just Kiddie Rides, Inc. as of September 30, 1995 and 1994, and the related statements of income, shareholders' equity and cash flows for the years then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Just Kiddie Rides, Inc.

         A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is an expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

         Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.



November 17, 1995

                             Just Kiddie Rides, Inc.

                           Balance Sheets (Unaudited)

                                                                                             September 30,
Assets (Note 6)                                                                       1995                    1994
                                                                                   ----------------------------------
Current assets:
  Cash                                                                               $ 53,787                $ 66,891
  Accounts receivable                                                                 500,862                 457,968
  Inventory                                                                           123,772                 129,187
  Loan receivable from shareholder (Note 4)                                            67,717                  63,287
  Prepaid expenses and other current assets                                            50,535                  25,785
                                                                                      -------                 -------
Total current assets                                                                  796,673                 743,118

Ride equipment, net of accumulated
depreciation of $532,000 and $329,000 at
September 30, 1995 and 1994, respectively                                           1,683,709               1,455,908
Other fixed assets, net (Note 3)                                                      255,062                 186,551
Other assets                                                                           25,044                   7,474
                                                                                   ----------              ----------
Total assets                                                                       $2,760,488              $2,393,051
                                                                                   ==========              ==========

Liabilities and shareholders' equity Current liabilities:
 Current portion of notes and loans
 payable (Note 6)                                                                    $742,014                $215,045
 Accounts payable (Note 5)                                                            320,033                 570,496
 Accrued taxes and expenses                                                           403,379                 332,981
 Customer deposits                                                                     41,643                  20,548
                                                                                    ---------               ---------
Total current liabilities                                                           1,507,069               1,139,070

Notes and loans payable, less current                                                 419,454                 616,136
                                                                                    ---------               ---------
portion (Note 6)
Total liabilities                                                                   1,926,523               1,755,206

Commitment (Note 7)

Shareholders' equity:
 Common stock, no par value, 200 shares
 authorized, issued and outstanding                                                       200                     200
Retained earnings                                                                     833,765                 637,645
Total shareholders' equity                                                            833,965                 637,845
                                                                                   ----------              ----------
Total Liabilities and shareholders' equity                                         $2,760,488              $2,393,051


See independent accountants' review report and accompanying notes.

                             Just Kiddie Rides, Inc.

                        Statements of Income (Unaudited)

                                                       Year ended September 30,
                                                     1995                   1994
                                                 ----------------------------------
Revenues:
 Equipment sales                                 $4,482,669              $4,046,259
 Ride revenue                                      2,056,46               1,829,744
 Management fees                                    142,497                  36,373
 Refurbishment fees                                  19,034                  27,302
 Leasing fees                                        78,040                  75,600
 Commission fees                                     70,063                  29,622
 Other                                               46,182                  57,587
                                                  ---------               ---------
Total revenues                                    6,895,231               6,102,487

Cost of revenues:
 Cost of goods sold                               3,169,625               3,051,669
 Direct ride expenses                             1,531,522               1,216,590
 Depreciation - ride equipment                      203,404                 146,745
                                                  ---------               ---------
Total cost of revenues                            4,904,551               4,415,004

Gross profit                                      1,990,680               1,687,483

Selling, general and administrative
expenses                                          1,653,321               1,287,426
Depreciation and amortization - other                57,093                  34,354
Interest expense                                     84,146                 108,919
                                                  ---------               ---------
Net income                                        $ 196,120               $ 256,784


See independent accountants' review report and accompanying notes.

                             Just Kiddie Rides, Inc.

                 Statements of Shareholders' Equity (Unaudited)

                             Year ended September 30

                                                                         Common          Retained
                                                        Shares            Stock          Earnings             Total
                                                 ---------------------------------------------------------------------
Balance at October 1, 1993                               200              $200           $380,861            $381,061
Net Income                                                 -                 -            256,784             256,784
                                                 ---------------------------------------------------------------------
Balance at September 30, 1994                            200               200            637,645             637,845
Net Income                                                 -                 -            196,120             196,120
                                                 ---------------------------------------------------------------------
Balance at September 30, 1995                            200              $200           $833,765            $833,965
                                                 =====================================================================

See independent accountants' review report and accompanying notes.

                             Just Kiddie Rides, Inc.
                      Statements of Cash Flows (Unaudited)

                                                                Year ended September 30,
                                                             1995                    1994
                                                           ---------------------------------
Cash flows from operating activities
Net income                                                 $ 196,120               $ 256,784
Adjustments to reconcile net income to net
cash provided by operating activities:
 Depreciation and amortization                               260,497                 181,099
 Amortization of deferred financing costs                      1,769                   6,714
 (Gain) loss on disposal of fix assets                       (5,177)                   3,054
 Changes in operating assets and
 liabilities:
  Accounts receivable                                       (42,894)               (341,144)
  Inventory                                                  399,828                (59,994)
  Prepaid expenses and other current assets                 (26,519)                (32,499)
  Other assets                                              (17,570)                  27,422
  Accounts payable                                         (250,463)                 252,778
  Accrued taxes and expenses                                  70,398                 294,805
  Customer deposits                                           21,095                  14,148
                                                  ----------------------------------------------
Net cash provided by operating activities                    607,084                 603,167

Cash flows from investing activities
Proceeds from sale of fixed assets                            17,301                   9,463
Purchases of fixed assets                                  (123,419)                (98,994)
Purchases of ride equipment                                (395,511)               (531,563)
                                                           ---------               ---------
Net cash used in investing activities                      (501,629)               (621,094)


Cash flows from financing activities
Repayments of obligation under capital                             -               (105,755)
lease
Proceeds from notes payable                                   29,394                 755,000
Repayments of notes payable and line of                     (16,353)               (158,750)
credit
Proceeds from loans payable and line of                      242,506                 242,026
credit
Repayment of loans payable                                 (369,676)               (603,646)
Loan to shareholder, net                                     (4,430)                (63,287)
                                                  ----------------------------------------------
Net cash provided by financing activities                  (118,559)                  65,588
                                                  ----------------------------------------------
(Decrease) increase in cash                                 (13,104)                  47,661
Cash at beginning of year                                     66,891                  19,230
                                                  ----------------------------------------------
Cash at end of year                                         $ 53,787               $  66,891
                                                  ==============================================

Supplemental cash flow information
Interest paid                                               $ 82,000               $ 102,000
                                                  ==============================================
Income taxes paid                                           $ 11,000               $   3,000
                                                  ==============================================

See independent accountants' review report and accompanying notes.

                             Just Kiddie Rides, Inc.

                    Notes to Financial Statements (Unaudited)

                               September 30, 1995

1. Description of Business

Just Kiddie Rides, Inc. (the "Company") was incorporated on February 24, 1989 in the State of New York and began operations during 1989. The Company owns, operates and sells children's coin-operated amusement rides.

2. Summary of Significant Accounting Policies

Concentration of Credit Risk

The Company maintains cash balances at an institution insured up to $100,000 by the Federal Deposit Insurance Corporation (FDIC). At times during the year, these balances exceeded insured levels. The Company sells its products to various companies located throughout the United States. Credit losses have consistently been within management's expectations.

Inventory

Inventory, consisting of ride equipment held for sale and parts, is stated at the lower of cost (first-in, first-out) or market.

Ride Equipment and Other Fixed Assets

Depreciation and amortization are provided for by the straight-line method over the estimated useful lives of the related assets ranging from five to ten years.

Income Taxes

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code, to be a Subchapter "S" corporation, effective April 1, 1991. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the accompanying financial statements.

3.  Other Fixed Assets

Fixed assets are recorded at cost and consist of the following:

                                               1995             1994
                                             ------------------------
Furniture and fixtures                       $ 43,189        $ 26,340
Autos and trucks                              126,266          84,312
Computers and peripherals                     118,830          76,659
Leasehold improvements and equipment           68,354          58,033
                                             ------------------------
                                              356,639         245,344

Less: Accumulated depreciation and amortization      (101,577)       (58,793)
                                                     -----------------------
                                                     $255,062       $186,551
                                                     =======================


4.  Loan Receivable from Shareholder

During 1994, the majority stockholder borrowed $60,000 from the Company. This loan bears interest at 7% and is payable upon demand.

5.  Major Supplier

In prior years, the Company obtained the majority of its coin-operated amusement rides from one source. Currently, the company purchases its coin-operated amusement rides primarily from two manufacturers as well as a smaller percentage from others. The Company's outstanding obligations on these purchases amounted to approximately $320,000 and $570,000 at September 30, 1995 and 1994, respectively.

6. Notes and Loans Payable

The Company's outstanding notes and loan balances were as follows:

                                                    September 30
                                            1995                    1994
                                       ----------------------------------
Notes - trucks                         $   55,469                $ 42,428
Other short term notes payable            444,416                       -
Line of credit - bank                      73,000                       -
Term loan - bank                          461,250                 596,250
Term loan - Fun Vending, Inc.             127,333                 192,503
                                     ----------------------------------------
                                        1,161,468                 831,181
Less current portion                      742,014                 215,045
                                     ----------------------------------------
Long-term portion                      $  419,454                $616,136
                                     ========================================

At September 30, 1995, the principal maturities of notes, the line of credit and long-term debt in each of the next five years are as follows:

                     1996                $  742,014
                     1997                   206,824
                     1998                   144,665
                     1999                    63,009
                     2000                     4,956
                                         ----------
                                         $1,161,468



On February 18, 1994, the Company executed a term loan agreement to borrow $675,000 from a bank. The note is payable over a 5 year term in 60 consecutive monthly principal installments of $11,250, plus interest applied during the note payable period at a fixed rate of 9%. The note payable is collateralized by substantially all of the Company's tangible and intangible assets, and the personal guarantees of the two major shareholders. This facility was used to repay all prior outstanding debt.

The Company had a $150,000 line of credit with the same bank at September 30, 1994. In February 1995, this line of credit was renewed and increased to allow maximum borrowings of $500,000. Borrowings of $73,000 were outstanding under this facility at September 30, 1995, and the line of credit expires on January 31, 1996. Management expects that this line of credit will be renewed. The Company must maintain certain financial covenants and the Company was in compliance with such covenants, as amended at September 30, 1995.

During 1995, the Company signed several short-term note payable agreements with two financing companies for the purchase of inventory and ride equipment. The Company received purchase discounts on these purchases ranging from 3 to 5 percent. The financing companies remitted payment for such purchases directly to the manufacturer at the discounted price. The Company's notes payable to the financing companies consist of the undiscounted purchase price for such inventory, broken down into two or three equal monthly payments. The notes payable are scheduled to mature at various dates from October through December 1995.

On June 10, 1994, the Company executed a note agreement for $208,000 with Fun Vending, Inc. for the acquisition of ride equipment. The note is payable in 36 monthly installments of approximately $6,500, including interest at a fixed rate of 8% per year.

The Company has entered into several agreements to finance the acquisition of trucks. The related notes are payable in monthly installments with varying rates of interest.

7. Commitment

The Company leases its office and warehouse space under an operating lease. Rent expense for the years ended September 30, 1995 and 1994 was approximately $74,000 and $63,000, respectively. The future minimum annual lease payments at September 30 are as follows:


                            1996                     $42,000
                            1997                      37,000
                            1998                      15,000

[ERNST & YOUNG LLP LETTERHEAD]


                     Independent Accountants' Review Report
                          on Supplementary Information

To the Shareholders
Just Kiddie Rides, Inc.

Our reviews have been made primarily for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The schedules of direct ride expenses and selling, general and administrative expenses are presented for purposes of additional analysis and are not a required part of the financial statements. Such information has been subjected to the inquiry and analytical procedures applied in our reviews of the financial statements, and we are not aware of any material modifications that should be mace to the information.




November 17, 1995

                             Just Kiddie Rides, Inc.

                        Schedules of Direct Ride Expenses


                                     Year ended September 30
                                    1995                  1994
                                 ------------------------------
Commissions                      $1,204,883           $ 993,080
Repairs and maintenance              15,672               4,933
Parts and supplies                  117,544              64,928
Licenses and permits                 10,473               7,923
Shipping and delivery                83,648              89,041
Direct labor                         99,302              56,685
                             --------------------------------------------
Total                            $1,531,522          $1,216,590



See independent accountants' review report on supplementary information.

                             Just Kiddie Rides, Inc.

            Schedules of Selling, General and Administrative Expenses


                                                     Year ended September 30
                                                      1995              1994
                                               --------------------------------
Advertising, promotion and trade shows           $  106,922        $  119,282

Automobile and truck expense                        112,833           109,576

Bank charges                                          8,615             5,665

Computer software and supplies                       15,638             6,179

Consulting fees                                      14,500            28,500

Donations                                             3,400             2,275

Dues and subscriptions                                4,247             2,611

Equipment leasing                                     2,836               582

Insurance                                            44,674            55,801

Heat, light and power                                15,508            16,603

Office expense                                       45,926            34,712

Payroll taxes                                        72,851            53,210

Postage and delivery                                 51,900            27,864

Professional fees                                    58,350            31,096

Royalty fees                                         33,311            20,283

Rents                                                74,355            63,199

Repairs and maintenance - office                     16,930            19,900

Sales fees                                            5,461             3,681

Salaries                                            780,451           513,857

Taxes                                                12,504             3,118

Telephone                                            70,875            80,028

Travel and entertainment                             92,738            75,748

Uniforms                                                684             2,085

Other                                                 7,812            11,571
                                               --------------------------------

Total                                            $1,653,321        $1,287,426



See independent accountants' review report on supplementary information.

                                                                     Exhibit 6.7

None

                                                                     Exhibit 6.8

Turnpike Distributors, Inc. is a party to a stipulation of settlement dated August 15, 1996, in connection with a court proceeding having the following caption: Joseph & Mildred C. Stern, as co-trustees, Landlord vs. Turnpike Distributors, Inc., Tenant, filed in the district court in the County of Suffolk in the State of New York (Index No. 473-96), pursuant to which a warrant of eviction has been stayed, conditioned upon the defendant making scheduled payments in accordance with the stipulation of settlement.

The Borrowers are currently involved in legal proceedings involving alleged personal injuries which are generally considered routine and incidental to their business.

Childrobics is a party to a lawsuit alleging $4,500 due to a third party for a recruiting fee.

Substantially all of the creditors of the Borrowers have threatened to initiate legal proceedings if monies owed to them are not paid forthwith. Most of these obligations arise from ongoing business operations and extension of credit by service and asset suppliers, including lease obligations with respect to the locations of the Borrowers.

                                                                    Exhibit 6.11

Childrobics has not paid quarterly taxes for the past two quarters in the aggregate amount of approximately $150,000.

The Borrowers have failed to file (i) a City of New York Rent Tax Return in the approximate amount of $10,000, (ii) Florida state personal property tax returns,
(iii) a State of New York estimated quarterly franchise tax return in the amount of approximately $6,150, and (iv) a State of New York annual franchise return for 1995 in the amount of $9,966 which was filed by Childrobics, but returned by the State of New York.

                                                                    Exhibit 6.13

None

                                                                    Exhibit 6.17

A fee of $20,000 to Douglas Fox and a fee of $20,000 to Conrad Gunther is due in connection with the negotiation and execution of the Termination Agreement, the Merger Agreement, the Employment Agreement with Gerard Reda and the Financing Agreement.

                                                                    EXHIBIT 6.20

                                CHILDROBICS, INC.
                    Listing of Outstanding Options & Warrants
                            and Share Price Guarantee
                                  As of 9/3/96

Listing of                      Date                                                               Proceeds
all outstanding options:        Granted          Term                Options     Price             to Company
------------------------        -------          ----                -------     -------            ----------
Casaccio                        7/11/95          10 Years              50,000    $.06875            $34,375(1)
Melnick                         7/11/95          10 Years              50,000    $.06875            $34,375(1)
Bartlett                        7/11/95          10 Years              50,000    $.06875            $34,375(1)

Non-Qualified Option to:        8/16/95          5 years               75,000    $1.00                 $75,000
  John Paul DeVito
Below Market Options:
Casaccio                        7/11/95          10 Years             375,000    $0.01               $3,750(1)
Melnick                         7/11/95          10 Years             375,000    $0.01               $3,750(1)
Gunther                         7/3/96           10 Years             200,000    $0.10                 $20,000
Fox                             7/3/96           10 Years             200,000    $0.10                 $20,000
Gunther                         10/1/96          10 Years             500,000    $0.10                 $50,000
Fox                             10/1/96          10 years             500,000    $0.10                 $50,000
Total Option Outstanding                                            2,375,000                          325,625
                                                                    ---------                        ---------

Underwriter's Unit Purchase     6/14/94          6/14/95-             250,000    $6.60              $1,650,000
                                                                    ---------                        ---------
 Option                                          6/14/99
Listing of all
  Outstanding Warrants:
From Initial Public Offering:
 Class A Warrants               6/14/94          6/14/95-           2,875,000    $4.50             $12,937,000
                                                 6/14/99
 Class A Warrants (to Bridge    6/14/94          6/14/95-             175,000    $4.50                $787,500
 Loanholders)                                    6/14/99
 Class B Warrants (to Bridge    6/14/94          6/14/95-             175,000    $9.00              $1,575,000
 Loanholders)                                    6/14/99


From Private Placement of
3/16/96(3)
 Class C Warrants               3/16/96          Expires earlier of 1,000,000    $0.70                $700,000
 Class D Warrants               3/16/96          4/1/99 or 90       1,000,000    $0.70                $900,000
                                                 days after
                                                 registration
                                                 statement
                                                 becomes effective
(3) Granted voting proxy to board
of directors
Sterling Equities, Norwood      10/3/97          7 years            5,000,000                      $       100
                                                                   ----------                     ------------
Capital
Total Warrants outstanding                                         10,225,000                       16,900,100
                                                                   ----------                       ----------
Total Options and Warrants                                         12,850,000                      $18,875,725
outstanding                                                        ----------                      -----------

-------------------------

The company also guaranteed a $4 market share price for two years after the acquisition of the below listed companies except that the maximum payout is $2 per share:

Medford Amusement Corp.               3/3/95        2 years       375,000
 (Kids Kingdom)

FZL Corp. (Fun Station Lynbrook)      4/4/95        2 years        65,000(2)

Tunnels & Tubes for Fun              5/28/96        2 years        65,000
 (Tunnels & Tubes)

(2) Company retained voting rights on any additional shares to be issued

(1) Terminate when employment ends

                                                                    EXHIBIT 6.22

                              EMPLOYMENT AGREEMENT

         AGREEMENT dated this 30th day of September, 1996 between Childrobics, Inc., a New York corporation with offices at 200 Smith Street, Farmingdale, New York 11735 (the "Company"), and Gerard A. Reda residing at 15 Greenwood Lane, St. James, New York 11780 ("Executive").

                                   WITNESSETH:

         WHEREAS, the Company desires to employ Executive to serve as the Company's President and Chief Executive Officer and to manage the day-to-day affairs and operations of the Company and to perform such other services as typically performed by executive senior management, and Executive desires to accept such employment, all on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which the parties acknowledge, the parties agree as follows:

         1.       Employment and Duties

                  The Company hereby employs Executive for the term of this Agreement and Executive hereby accepts such employment as the President and Chief Executive Officer of the Company on the terms and conditions set forth in this Agreement.

         2.       Employment Term

                  Unless terminated at an earlier date pursuant to the terms of this Agreement, the term of employment hereunder (the "Employment Term") shall be five years, commencing on the date hereof (the "Commencement Date").


         3.       Services

                  a. Executive shall perform such duties as typically performed by a President and Chief Executive Officer of a publicly-held corporation, which duties shall include, but shall not be limited to, the management of the day-to-day affairs and operations of the Company including the hiring of all personnel and as otherwise shall be consistent with the provisions of the By-laws in effect on the date hereof, subject to the direction of the Board of Directors of the Company (the "Board"). Executive shall serve the Company faithfully and to the best of his ability and shall devote his full business time and attention to the affairs of the Company, subject to reasonable absences for vacation and illness as determined by the Board.

                  b. The headquarters for the performance of Executive's services during the term of this Agreement shall be the principal executive offices of the Company in Farmingdale, New York, unless otherwise mutually agreed by Executive and the Company, subject to such reasonable travel in the performance of Executive's duties as the business of the Company may require.

                  c. During the term of this Agreement, the Company shall use its best efforts to nominate Executive to serve as a member of the Board and such other committees of the Board to which Executive may be appointed.

         4.       Compensation and Expense Reimbursement

                  a. Salary. Executive shall be entitled to receive for all services rendered by Executive in any capacity an annual salary at the rate of $250,000 (payable in equal installments in accordance with the then prevailing practices of the Company, but in no event less frequently than monthly), subject to adjustment upon terms agreed upon by the Board and Executive after the first anniversary of the Commencement Date.

                  b. Expenses. Executive will be reimbursed for all reasonable and necessary expenses incurred by Executive in carrying out the duties contemplated under this Agreement, in accordance with then prevailing Company procedure, as such practices may be changed from time to time by the Board.

                  c. Stock Options. Executive shall be granted options at the discretion of the Board based upon the performance of the Company and the performance of Executive.

                  d. Vacations. Executive shall be entitled to four (4) weeks paid vacation per year, to be taken at such times in accordance with the then prevailing Company practices for Executive.

                  e. Benefits. Executive shall be entitled to participate in all group health and other insurance programs and all other fringe benefit or retirement plans or other compensatory plans which the Company currently makes, or may hereafter elect to make, available to its executives generally on terms no less favorable than those provided to other executives which the Company shall establish, in addition to the supplemental disability set forth in Section 7 hereof; provided, however, that Executive shall receive such health and other insurance benefits substantially similar to those currently being received by him from Just Kiddie Rides, Inc.

         In addition, the Company shall purchase life insurance in the amount of $2,000,000 on the life of Executive, the beneficiary of which shall be named by Executive.

                  f. Automobile. The Company shall provide the Executive, at the Company's expense, with use of an automobile similar to the automobile currently used by Executive, which automobile shall include a cellular phone.

         5.       Termination for Cause

                  In the event of: (a) fraud against the Company, conviction of a felony, the intentional disclosure of confidential information (unless required by applicable law or court or other order) having a material adverse effect on the Company's operations or the market price of the Company's stock, aiding a competitor to the detriment of the Company, its subsidiaries or affiliates, intentionally engaging in conduct which brings disrepute or otherwise is damaging to the reputation of the Company, its subsidiaries or affiliates, performing competitive services or acting in a competitive capacity for any other person, firm or corporation without the prior written consent of the Company; or (b) willful misconduct, gross negligence, prolonged and unexcused (subject to Paragraph 6 hereof) absenteeism by Executive in connection with Executive's employment hereunder, a breach by Executive of the terms of this Agreement which has a material adverse effect on the Company, or Executive's willful or intentional failure to implement the reasonable business requests or directions of the Board, the Company shall have the right to give Executive a termination notice, specifying the nature of the breach or failure. If such termination notice is given pursuant to clause (a) above, the Employment Term shall terminate upon the giving of such notice. If such termination notice is given pursuant to clause (b) above, the Employment Term shall terminate thirty
(30) days after the giving of such notice if the circumstances described in such notice have not been remedied by Executive within such thirty (30)-day period. Upon the effective date of termination of the Employment Term pursuant to this Paragraph 5, the Company shall have no further obligation to Executive hereunder, except for (i) the provisions of Paragraphs 8 and 10, and (ii) accrued and unpaid salary, and other previously earned, accrued and unpaid benefits from the Company and its employee benefit plans through the date of termination.

         6.       Termination without Cause

                  If the Company shall terminate Executive's employment other than for cause, death or disability:

                  a. The Company shall pay Executive accrued and unpaid salary, and other previously earned, accrued and unpaid benefits from the Company and its employee benefit plans through the date of termination (the "Termination Date").

                  b. The Company shall pay as liquidated damages to Executive and in lieu of any further salary payments hereunder for periods after the Termination Date, a one-time payment equal to 250% of Executive's annual salary as of the Termination Date, which amount shall be payable within one year of the Termination Date;

                  c. In addition to the liquidated damages amounts that are payable to Executive, the following shall apply: (i) Executive shall continue to participate in, and accrue benefits under all retirement plans or other compensatory plan of the Company for the remaining term of this Agreement as if the termination of employment of Executive had not occurred (with Executive being deemed to receive annually for the purposes of such plans Executive's then annual salary as of the Termination Date under Section 4 of this Agreement), except to the extent that such continued participation and accrual is expressly prohibited by law, or to the extent such plan constitutes a "qualified plan" under Section 401 of the Internal Revenue Code of 1986, as amended ("Code"), by the terms of the plan, in which case the Company shall provide Executive an equivalent, unfunded, non-qualified benefit; (ii) Executive shall be entitled to continue to receive all other employee benefits and then existing fringe benefits referred to in Section 4 hereof for the remaining term of this Agreement as if the termination of employment had not occurred; and (iii) all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of the Company that are in effect on the date the notice of termination is sent to Executive shall continue for the benefit of Executive with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action which may be applicable to such acts or omissions.

         If any payment or benefit to Executive under this Agreement would be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the

Code and if, after reduction for any applicable federal excise tax imposed by
Section 4999 of the Code ("Excise Tax") and federal income tax imposed by the Code, Executive's net proceeds of the amounts payable and the benefits provided under this Agreement would be less than the amount of the Executive's net proceeds resulting from the payment of the Reduced Amount (hereinafter defined), after reduction for federal income taxes, then the amount payable and the benefits provided under this Agreement shall be limited to the Reduced Amount. The "Reduced Amount" shall be the largest amount that could be received by Executive under this Agreement such that no amount paid to Executive under this Agreement and any other agreement, contract or understanding heretofore or hereafter entered into between Executive and the Company ("Other Agreements") and any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company for the direct or indirect provision of compensation to Executive (including groups or classes of participants or beneficiaries of which Executive is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for Executive ("Benefit Plan") would be subject to the Excise Tax. In the event that the amount payable to Executive shall be limited to the Reduced Amount, then Executive shall have the right, in Executive's sole discretion, to designate those payments or benefits under this Agreement, any other agreements, and/or any Benefit Plans, that should be reduced or eliminated so as to avoid having the payment to Executive under this Agreement be subject to the Excise Tax.

         7.       Illness or Incapacity

                  In the event of any disability, illness or other incapacity which prevents Executive from performing services as contemplated herein, the Company shall continue to pay to Executive his annual salary at the time of incapacity until disability insurance policy of up to $10,000 per month, which shall be maintained and paid for by the Company in addition to the benefits set forth in Section 4(d) hereof, becomes effective. If Executive shall be incapacitated for more than 120 consecutive days or 180 days in any consecutive 12-month period, the Company shall have the right to terminate this Agreement upon 10 days' prior written notice with no further liability, except for accrued and unpaid salary, and other previously earned, accrued and unpaid benefits from the Company and its employee benefit plans through the date of such termination, provided that such termination shall not prejudice any rights of Executive under any disability policies being maintained by the Company for Executive under the terms of this Agreement. In the event that the Executive is disabled, the Company shall continue to provide the spouse and dependents of Executive, at the expense of the Company, with health and life insurance for the term of this Agreement. Notwithstanding any such termination, the provisions of Paragraph 9 will continue to apply.

         8.       Death

                  This Agreement shall terminate automatically upon the death of Executive. In such event, the Company shall pay the estate of Executive, in addition to any amounts to which Executive's estate would otherwise be entitled under the Company's retirement plans and group life insurance policy, within 30 days after the date of death, all compensation earned under Paragraph 4 through the date of termination. The Company shall continue to provide the spouse and dependents of Executive, at the expense of the Company, with health insurance then provided generally to dependents of employees of the Company, for a period of one (1) year following the death of the Executive. Neither the estate or other legal representative of the Executive nor the Company shall have any further rights or obligations under this Agreement.

         9.       Non-Competition and Trade Secrets

                  a. Confidentiality and Work Product. During the term of this Agreement and thereafter without limitation of time, Executive shall not knowingly divulge, furnish, or make available to any third person, company, corporation or other organization (including but not limited to customers, competitors or government officials), except in the course of performing his duties as an Executive hereunder or with the Company's prior written consent, trade secrets or other confidential information concerning the Company, its subsidiaries or affiliates or the business of any of the foregoing, including without limitation, confidential methods of operation and organization and confidential sources of supply and customer lists, but Executive may make disclosures as required by applicable law or orders without prior written notice to the Company. For purposes of this Paragraph 9, information shall not be deemed confidential if it (i) is within the public domain or (ii) becomes publicly known other than through disclosure by Executive in violation of this provision.

                  b. Non-Competition. During the Employment Term and for a period of one (1) year thereafter, Executive agrees not to directly or indirectly, own, control, manage, operate, participate or invest in, including as an officer, director, shareholder, employee, consultant, agent, or otherwise be connected with, in any manner, any business, enterprise or venture which is engaged in the children's entertainment business, including, without limitation, the sale or lease of vending machines, and any other business engaged in by the Company during the Employment Term, except that nothing in this subparagraph shall be deemed to prohibit the acquisition or holding of not more than five percent (5%) of the shares or other securities of a publicly-owned corporation if such securities are traded on a national securities exchange or over the counter.

                  c. Solicitation. During the Employment Term and for a period of one (1) year thereafter, Executive agrees not to directly or indirectly solicit, employ or retain or arrange to have any other person, firm or other entity solicit, employ, retain, or otherwise participate in tile employment or retention of, any person who is then, or who has been, within the preceding six months, an employee, consultant, technician or engineer of the Company, its subsidiaries or affiliates.

                  d. In the event Executive shall violate any provisions of this Paragraph 9 (which provisions Executive hereby acknowledges are reasonable and equitable), Executive shall no longer be entitled to and hereby waives any and all rights to any termination payment under this Agreement.

         10.      Indemnification and Insurance

                  a. The Company shall indemnify and hold harmless, and in any threatened or filed action or proceeding, defend Executive against all expenses, liabilities and losses (including attorneys' fees, judgments and fines, and amounts paid or to be paid in any settlement) reasonably incurred or suffered by Executive in connection with Executive's services as a director or officer of the Company to the full extent permitted by the Bylaws of the Company as in effect on the Commencement Date or, if greater, as permitted by applicable state law; provided that the indemnity offered shall never be greater than permitted by applicable state law. To the extent that a change in law permits greater indemnification than is currently provided by the Bylaws of the Company and a corresponding amendment shall not be made in said Bylaws of the Company, it is the intent of the parties hereto that Executive shall enjoy the greater benefits so afforded by such change.

                  b. Executive shall be covered by a policy or policies of insurance, in reasonable and customary amounts, with respect to: (i) directors' and officers' liability; (ii) errors and omissions; and (iii) general liability. Executive shall be a named insured or additional insured under such policies, without right of subrogation against him. The obligations set forth in this Paragraph 10 shall survive any termination of this Agreement.

                  c. Executive's rights to indemnification and insurance pursuant to this Paragraph 10 shall not be exclusive of any other right which Executive may have or hereafter acquire under any statute, or policies or provisions of the Company. This Paragraph 10 shall not be deemed to affect any rights to subrogation which may exist in any policy of directors' and officers' liability.

         11.      Separability

                  Executive agrees that the provisions of Paragraph 8 hereof constitute independent and separable covenants, for which Executive is receiving consideration which shall survive the termination of employment and which shall be enforceable by the Company notwithstanding any rights or remedies the Company may have under any other provision hereof.

         12.      Specific Performance

                  Executive acknowledges that:

                  (i) the services to be rendered under the provisions of this Agreement are of a special character and it would be difficult to replace such services;

                  (ii) the Company is relying on the covenants contained herein, including, without limitation, those contained in Paragraph 9 above, as a material inducement for entering into this Agreement;

                  (iii) the Company may be damaged if the provisions thereof are not specifically enforced; and

                  (iv) the award of monetary damages may not adequately protect the Company in the event of a breach hereof by Executive.

                  By virtue thereof, Executive agrees and consents that if Executive breaches any of the provisions of this Agreement, the Company, in addition to any other rights and remedies available under this Agreement or otherwise, shall (without any bond or other security being required and without the necessity of proving monetary damages) be entitled to a temporary and/or permanent injunction to be issued by a court of competent jurisdiction restraining Executive from committing or continuing any violation of this Agreement, or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which the Company may have.

         13.      Miscellaneous

                  a. Entire Agreement; Amendment. This Agreement constitutes the entire employment agreement between the parties and may not be modified, amended or terminated (other than pursuant to the terms hereof) except by a written instrument executed by the parties hereto. All other agreements between the parties pertaining to the employment or remuneration of Executive not specifically contemplated hereby or incorporated or merged herein are terminated and shall be of no further force or effect.

                  b. Assignment. This Agreement is not assignable by Executive without the prior written consent of the Company and any purported assignment by Executive of Executive's rights and/or obligations under this Agreement shall be null and void. This Agreement may be assigned by the Company at any time, upon delivery of written notice to Executive (with Executive's consent, not to be unreasonably withheld), to any successor to the business of the Company, or to any subsidiaries or affiliates of the Company. In the event that Executive does not consent to the assignment of this Agreement, the Company shall have the right to terminate this Agreement automatically with no further liability, except for accrued and unpaid salary, and other previously earned, accrued and unpaid benefits from the Company and its employee benefit plans.

                  c. Waivers, etc. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not operate or be construed as a waiver of the right to insist upon strict adherence to that term or any other term of this Agreement on that or any other occasion.

                  d. Provisions Overly Broad. In the event that any term or provision of this Agreement shall be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope, duration or area, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

                  e. Notices. Any notice permitted or required hereunder shall be in writing and shall be deemed to have been given on the date of delivery or, if mailed by certified mail, postage prepaid, return receipt requested, documented overnight courier, or by facsimile transmission, on the date mailed or transmitted.

                   (i)     If to Executive to:

                           Gerard A. Reda at his address
                           set forth in the preamble to this Agreement

                           with a copy to:

                           Joan Agestino, Esq.
                           Simonetti & Agnostino
                           250 Old Country Road
                           Garden City, New York 11530

                   (ii)    If to the Company to:

                           the address set forth in the preamble
                           to this Agreement
                           Attention: President

                           with a copy to:

                           Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                           551 Fifth Avenue
                           New York, New York 10176
                           Attention: Kermeth R. Koch, Esq.
                           Telecopy: (212) 697-6686

                  f. This Agreement shall be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in New York without regard to conflict of law principles thereof.

                  g. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

                  h. This Agreement may be executed in counterparts, each of which shall be deemed an original, and each party may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


EXECUTIVE                                    CHILDROBICS, INC.


/s/ Gerard A. Reda                           By: /s/ Gerard A. Reda
----------------------                           ------------------------
Gerard A. Reda                                   Name: Gerard A. Reda
                                                 Title: President

                                    EXHIBIT A

                                CHILDROBICS, INC.
                   NONQUALIFIED STOCK OPTION LETTER AGREEMENT

TO: Gerard A. Reda

         We are pleased to inform you that you have been selected by the Plan Administrator of the Childrobics, Inc. (the "Company") 1996 Stock Incentive Plan (the "Plan") to receive a nonqualified option for the purchase of shares of the Company's common stock, $.01 par value, at an exercise price of $.01 per share (the "exercise price"). A copy of the Plan is attached and the provisions thereof, including, without limitation, those relating to withholding taxes, are incorporated into this Agreement by reference.

         The terms of the option are as set forth in the Plan and in this Agreement. The most important of the terms set forth in the Plan are summarized as follows:

         Term. The term of the option is ten years from date of grant, unless sooner terminated.

         Exercise. During your lifetime only you can exercise the option. The Plan also provides for exercise of the option by the personal representative of your estate or the beneficiary thereof following your death. You may use the Notice of Exercise in the form attached to this Agreement when you exercise the option.

         Payment for Shares. The option may be exercised by the delivery of:

         (a) Cash, personal check (unless at the time of exercise the Plan Administrator determines otherwise), or bank certified or cashier's checks;

         (b) Unless the Plan Administrator in its sole discretion determines otherwise, shares of the capital stock of the Company held by you having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the exercise price;

         (c) Unless the Plan Administrator in its sole discretion determines otherwise, a properly executed Notice of Exercise, together with instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the option exercise price; or

         (d) Unless the Plan Administrator in its sole discretion determines otherwise, a properly executed Notice of Exercise, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

         Termination. The option will terminate immediately upon termination for cause, as defined in the Plan, or three months after cessation of your relationship with the Company or an Affiliate thereof, unless cessation is due to death or total disability, in which case the option shall terminate 12 months after cessation of such relationship.

         Transfer of Option. The option is not transferable except by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order.

         Vesting. The option is vested according to the following schedule:


Period of Optionee's Continuous
Relationship with the Company
or Affiliate from the Date the                    Portion of Total Option
Option is Granted                                   which is Exercisable












         Date of Grant. The date of grant of the option is __________________.

         YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 8 OF THE PLAN WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF IT NEVER REGISTERS THE SHARES, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR CONCERNING THE RAMIFICATIONS TO YOU OF HOLDING OR EXERCISING YOUR OPTIONS OR HOLDING OR SELLING THE SHARES UNDERLYING SUCH OPTIONS.

         You understand that, during any period in which the shares which may be acquired pursuant to your option are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and you yourself are also so subject), in order for your transactions under the Plan to qualify for the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3 promulgated under the Exchange Act, a total of six months must elapse between the grant of the option and the sale of shares underlying the option.

         Please execute the Acceptance and Acknowledgement set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                    Very truly yours,

                                    CHILDROBICS, INC.


                                    By: _______________________________
                                        Name:
                                        Title:

                         ACCEPTANCE AND ACKNOWLEDGEMENT

         I, a resident of the State of ____________, accept the stock option described above granted under the Childrobics, Inc. 1996 Stock Incentive Plan (the "Plan"), and acknowledge receipt of a copy of this Agreement, including a copy of the Plan. I have read and understand the Plan, including the provisions of Section 8 thereof.

Dated: _________________________


________________________________         ________________________________
Taxpayer I.D. Number                     Signature


         By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of such Optionee's execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

Dated: _________________________


                                         ________________________________
                                         Spouse's Signature


                                         ________________________________
                                         Printed Name

                               NOTICE OF EXERCISE

         The undersigned, pursuant to a(n) [incentive] [nonqualified] Stock Option Letter Agreement (the "Agreement") between the undersigned and Childrobics, Inc. (the "Company"), hereby irrevocably elects to exercise purchase rights represented by the Agreement, and to purchase thereunder shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), covered by the Agreement and herewith makes payment in full therefor.

         1. If the sale of the Shares and the resale thereof has not, prior to the date hereof, been registered pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended (the "Act"), the undersigned hereby agrees, represents, and warrants that:

                  (a) the undersigned is acquiring the Shares for his or her own account (and not for the account of others), for investment and not with a view to the distribution or resale thereof;

                  (b) by virtue of his or her position, the undersigned has access to the same kind of information which would be available in a registration statement filed under the Act;

                  (c) the undersigned is a sophisticated investor;

                  (d) the undersigned understands that he or she may not sell or otherwise dispose of the Shares in the absence of either (i) a registration statement filed under the Act, or (ii) an exemption from the registration provisions thereof; and

                  (e) The certificates representing the Shares may contain a legend to the effect of subsection (d) of this Section 1.

         2. If the sale of the Shares and the resale thereof has been registered pursuant to a registration statement filed and declared effective under the Act, the undersigned hereby represents and warrants that he or she has received the applicable prospectus and a copy of the most recent annual report, as well as all other material sent to shareholders generally.

         3. The undersigned acknowledges that the number of shares of Common Stock subject to the Agreement is hereafter reduced by the number of shares of Common Stock represented by the Shares.

                                    Very truly yours,



                                   ------------------------------------
                                   (type name under signature line)


                                   Social Security No. ________________


                                   Address: ___________________________


                                   ------------------------------------

                                  Exhibit 6.22

Consulting Agreement between Conrad Gunther and Childrobics, Inc. dated as of October 1, 1996, having a term of five years, pursuant to which Mr. Gunther has been granted options to purchase 500,000 shares of Common Stock of Childrobics, Inc., will receive monthly payments of $2,500 plus reimbursement of expenses, and will receive additional consideration for special projects.

Consulting Agreement between Douglas Fox and Childrobics, Inc. dated as of October 1, 1996, having a term of five years, pursuant to which Mr. Fox has been granted options to purchase 500,000 shares of Common Stock of Childrobics, Inc., will receive monthly payments of $2,500 plus reimbursement of expenses, and will receive additional consideration for special projects.

                                                                     EXHIBIT 8.4

Childrobics, Inc.
Insurance Schedule


Carrier                         Insured                        Type of Coverage               Coverage
------------                    ----------------               ----------------               ----------
St. Paul                        Group Coin                     Liability                      1,000,000
Insurance Co.                   Turnpike
                                Tunnels & Tubes

U.S.F & G                       Group Coin                     Property & Auto                500,000
                                Turnpike
                                Tunnels & Tubes
                                Childrobics, Inc.

Genesis                         Childrobics, Inc.              Directors and                  1,000,000
                                                               Officers

U.S. F & G                      Childrobics, Inc.              Employee                       100,000
                                                               Dishonesty

Public Service                  Group Coin                     Workers                        Statutory
Mutual                          Turnpike                       Compensation
                                Tunnels & Tubes
                                Childrobics, Inc.

N.Y.S. Disability               Group Coin                     Disability                     Statutory
                                Turnpike
                                Tunnels & Tubes
                                Childrobics, Inc.


                                                                     EXHIBIT 9.2

                                CHILDROBICS, INC.
                                SCHEDULE OF LIENS
                                 OCTOBER 3, 1996

                                                                         Financing                       Date of
Borrower                        Lien Holder                              Provided for                    Financing
----------------                --------------------                     ------------------              ----------
Childrobics, Inc.               Active Capital Corp.                     Equipment                       8/18/95

                                Chemical Bank                            S/T Line of Credit              8/29/95

                                Creative Engineering                     Equipment                       10/27/95

                                Creative Engineering                     Equipment                       12/11/95

                                Creative Engineering                     Equipment                       1/8/95



Amusement Ass.                  Firestone Financing                      Equipment                       8/14/95

                                Firestone Financing                      Equipment                       undated

                                Firestone Financing                      Equipment                       10/16/95



Turnpike
Amusements                      Firestone Financing                      Equipment                       undated

                                Zamperla, Inc. (4)                       Equipment                       7/11/95

                                Betson Equipment                         Equipment                       8/7/95

                                Betson Equipment                         Equipment                       12/26/95

                                Mondial Distributing                     Equipment                       6/20/95

                                Betson Equipment                         Equipment                       8/8/95

                                Betson Equipment                         Equipment                       1/2/96



Just Kiddie
Rides, Inc.                     EAB Bank                                 Equipment                       undated

                                EAB Bank                                 Equipment                       3/11/93

                                CPC Services                             Equipment                       2/26/96

                                EAB Bank                                 Equipment                       5/3/93

                                EAB Bank                                 Equipment                       3/7/94

                                EAB Bank                                 Equipment                       4/13/94

                                Navistar Financial Corp.                 Equipment                       5/18/95

                                Firstar Bank of                          Equipment                       undated
                                Milwaukee, NA

                                Firestone Financing                      Equipment                       3/4/96




                                Firestone Financing                      Equipment                       2/26/96

                                Firestone Financing                      Equipment                       3/3/96

                                CPC Services                             Equipment                       2/26/96

                                Firstar Bank of                          Equipment                       8/21/95
                                Milwaukee, NA

                                Firstar Bank of                          Equipment                       3/15/96
                                Milwaukee, NA


                                      - 2 -